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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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West Pharmaceutical Services, Inc.
(Name of Registrant as Specified In Its Charter)

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CEO Letter

Dear Shareholders,

I am pleased to report that West continues to build on our important role in the healthcare industry. Our market-led strategy to offer integrated containment and delivery solutions for injectable therapies, tailored to the unique needs of our customers, while offering the best technical and scientific support that these products and services require, has once again translated into a year of sustained growth and profitability, as well as healthy shareholder returns.

West manufactures more than 41 billion components each year, across 27 manufacturing sites. Two years ago, we began a process to globalize our operations to ensure we maximize our returns on invested capital and take full advantage of this global footprint to drive improved profitability and better service to customers. Through lean manufacturing, a streamlined supply chain and improved vendor management, we are already seeing significant improvements from these efforts, with more to come. This is all-the-more impressive when you consider our team has achieved these results while maintaining best-in-class quality levels and improving our recordable injury rate across the Company—boasting the lowest injury levels in West's history.

We are grateful to our Board of Directors for their support and guidance. Under the leadership of our chairman, Patrick Zenner, they have partnered with our Management team as we continue to refine our strategy, and they have challenged us along the way to ensure we are addressing internal and external risks while managing towards our long-term success. We are fortunate to have a Board rich with diverse experience across a number of industries, with deep insight into the delivery of healthcare.

In 2018, we were proud to be recognized for our commitment to the communities in which we live and work. As will be further detailed in our 2018 Corporate Responsibility Report, to be published later this year, we have made significant improvements in our environmental sustainability efforts, which were recognized by the CPHI with their 2018 Excellence in Pharma: Corporate Social Responsibility Award. Our efforts to support the community through our philanthropic activities also received recognition with the CEO Connection's Mid-Market Social Impact Award.

The team at West is committed to achieving our vision to serve as the world leader in the integrated containment and delivery of injectable medicines. We have worked to ensure the performance of our team is reflected in their compensation and awards framework and is aligned with the results we have delivered. The detailed pay-for-performance plans of our executives, which have received more than 96 percent support from you, our shareholders, are detailed in this Proxy Statement for your review.

With the support of our Board, and the continued investment of our shareholders, we feel we are well-positioned to fulfill our vision, and our everyday commitment to the customers and patients we work to serve.

Thank you for your continued support of West.

Regards,

Eric M. Green
President and CEO

West Pharmaceutical Services, Inc. Notice of 2019 Annual Meeting

530 Herman O. West Drive
Exton, Pennsylvania 19341

March 22, 2019

The 2019 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held at our corporate headquarters on:

  Tuesday, May 7, 2019
  9:30 AM, local time
  530 Herman O. West Drive
  Exton, Pennsylvania 19341

The items of business are:

  1.
  Election of nominees named in the Proxy Statement as directors, each for a term of one year or until their successor is appointed or elected.

  2.
  Consideration of an advisory vote to approve Named Executive Officer compensation.

  3.
  Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for 2019.

  4.
  Transaction of other business as may properly come before the meeting and any adjournments or postponements thereof.

Shareholders of record of West common stock at the close of business on March 12, 2019 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

George L. Miller
Sr. Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting on May 7, 2019

This Notice of Annual Meeting and Proxy Statement ("Notice") and the 2018 Annual Report on Form 10-K ("2018 Annual Report") are available on our website at:

investor.westpharma.com/financial-information/annual-reports-and-proxy

Your Vote is Important

Please vote as promptly as possible electronically via the Internet or by completing, signing, dating and returning the proxy card or voting instruction card.

PROXY SUMMARY

Proxy Summary

Below is a summary of important information you will find in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Summary of Shareholder Voting Matters

Our Board of Directors is soliciting your vote on matters that will be presented at our 2019 Annual Meeting of Shareholders and at any adjournment or postponement thereof. This Proxy Statement contains information to assist you in voting your shares.

The Notice, the accompanying proxy card or voting instruction card and our 2018 Annual Report, including our annual report wrap, are being mailed starting on or about March 22, 2019.

Recommended
Proposal 1: Election of Directors		Page 9	✓	FOR
Mark A. Buthman	Deborah L. V. Keller		Each Nominee
William F. Feehery	Myla P. Lai-Goldman
Eric M. Green	Douglas A. Michels
Thomas W. Hofmann	Paolo Pucci
Paula A. Johnson	Patrick J. Zenner

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation		Page 64	✓	FOR

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2019		Page 67	✓	FOR

2018 Business Highlights

Our market-led strategy focusing on the containment and delivery of injectable medicines and success in globalizing our operations is evident in our 2018 performance and is driving our outlook for 2019 and beyond. The trends in the pharmaceutical and biotech industry also support our long-term growth strategy:

  •
  More prescription medications are being developed as injectable drugs

  •
  Our customer base continues to grow around the world, with faster growth in Asia Pacific and South America

  •
  The bar for quality and reliability continues to be raised by both our customers and global regulators

  •
  Our customers continue to request technical and regulatory services to support the packaging and delivery of their products

  •
  Pharmaceutical companies are looking to couple their drugs with differentiated delivery devices to improve patient adoption and adherence

Each year, we have seen growing interest and demand for our high-value product offerings, delivery device platforms and our contract-manufacturing services. This demand has translated into positive results for the business. In 2018, we reported:

  •
  Full-year 2018 reported net sales of $1.717 billion, which reflects 7.4% growth over the prior year. At constant foreign currency exchange rates, organic sales growth was 5.6%.

  •
  Full-year 2018 reported-diluted Earnings-Per-Share ("EPS") was $2.74, compared to $1.99 last year. Full-year 2018 adjusted-diluted EPS was $2.81, compared to $2.78 in the prior year.

  •
  Full-year 2018 gross profit margin was 31.8%, a 30-basis point decline from the prior year. While the Proprietary Products segment gross profit margin expanded by 80 basis points, Contract-Manufactured Products segment gross profit margin declined by 280 basis points due to unabsorbed overhead from plant consolidation activities, start-up costs associated with the launch of new programs and unfavorable sales mix.

2019 Annual Meeting and Proxy Statement   |   1

     PROXY SUMMARY

  •
  Full-year 2018 operating cash flow ("OCF") was $288.6 million, representing a 9.6% increase over 2017 OCF of $263.3 million.

  •
  Capital expenditures in 2018 were $104.7 million, a 20% reduction compared to 2017 capital expenditures of $130.8 million.

As we look to 2019, we expect to grow sales and expand profit margins in line with our long-term financial construct, with full-year 2019 constant-currency organic sales growth in a range between 6% and 8% and full-year 2019 operating profit margin expansion of approximately 100 basis points. Please refer to our Earnings Release filed on February 14, 2019 on Form 8-K for a full reconciliation of our reported results to the adjusted (non-GAAP) financial measures referred to above.

Long-Term Shareholder Return

If we examine our results over the past five years, West has consistently delivered against its objectives, posting long-term sales growth and steady EPS improvements. The Company has also outperformed both our peers and the market overall in Total Shareholder Return ("TSR") during this same period.

(1)
Please refer to Note 3: Revenue in our 2018 Form 10-K, which addresses new accounting guidance on revenue recognition.

(2)
Please refer to our Forms 8-K dated February 14, 2019 and January 9, 2019 for a reconciliation of non-GAAP financial matters.

(3)
Source: NASDAQ IR Insight.

Looking to the future, we expect West's organic sales growth and margin expansion to be further supported by strong underlying market drivers. West's reputation as a scientific and technical leader in the industry, combined with the breadth and depth of our product and service portfolio as well as our unsurpassed global footprint, allows us to serve as a global partner to customers across the injectable drug and medical device landscape. Our officers, employees and directors are focused on maintaining and growing the important role we play as a leader in the healthcare industry.

Certain forward-looking statements are included in this Proxy Statement. They use such words as "will," "continue," "estimate," "expect," "looking to the future," and other similar terminology. These statements reflect Management's current expectations regarding future events and operating performance and speak only as of the date of this document. These statements are based on Management's beliefs and assumptions, current expectations, estimates, and forecasts. There are many factors that can influence the Company's future results that are beyond the ability of the company to control or predict. Because of these known or unknown risks or uncertainties, actual results could differ materially from past results and those expressed or implied in any forward-looking statement. For a description of factors that could cause the Company's future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled "Risk Factors," in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and as revised or supplemented by our quarterly reports on Form 10-Q or Form 8-K. Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

2   |   2019 Annual Meeting and Proxy Statement

PROXY SUMMARY

Our Director Nominees

You are being asked to vote on the directors nominated below. John Weiland, who retired as President and Chief Operating Officer of C. R. Bard, Inc. following its acquisition by Becton, Dickinson and Company in 2017, and who has been a director since 2007 has decided to retire from our Board after 12 years of outstanding service. Mr. Weiland's leadership, first as Chairman of the Compensation Committee, and later as Chairman of the Finance Committee, has been instrumental to our success. Because Mr. Weiland is not standing for reelection, our Board will also be reduced from 11 to 10 members as of his retirement. All directors are elected annually by a majority of votes cast, except in the case of a contested election where the number of nominees exceeds the number of open positions, in which case plurality voting is used. The charts below summarize some key characteristics of the members of our Board of Directors. All data is as of March 22, 2019. Detailed information about each director's background and areas of expertise can be found beginning on page 9.

NAME	AGE	DIRECTOR SINCE	PRIMARY OCCUPATION	CURRENT COMMITTEE MEMBERSHIP	EXPERIENCE & EXPERTISE	INDEPENDENT
Mark A. Buthman	58	2011	Retired EVP & CFO, Kimberly-Clark	Compensation, Nominating & Corp Governance, Finance

William F. Feehery	48	2012	President, Industrial Biosciences, DowDuPont	Compensation, Audit, Nominating & Corp Governance (Chair)

Eric M. Green	49	2015	President & CEO, West Pharmaceutical Services, Inc.

Thomas W. Hofmann	67	2007	Retired Sr. VP & CFO, Sunoco, Inc.	Compensation, Audit (Chair)

Paula A. Johnson	59	2005	President, Wellesley College	Innovation & Technology, Nominating & Corp Governance

Deborah L. V. Keller	56	2017	Principal, Black Frame Advisors, LLC & Retired CEO, Covance Drug Development	Innovation & Technology, Audit, Finance

Myla P. Lai-Goldman	61	2014	Executive Chair GeneCentric Therapeutics, Inc.	Innovation & Technology (Chair), Finance

Douglas A. Michels	62	2011	Retired President & CEO, OraSure Technologies, Inc.	Compensation (Chair), Audit

Paolo Pucci	57	2016	CEO, ArQule, Inc.	Innovation & Technology, Finance (Chair)

Patrick J. Zenner	72	2002	Chairman, West; Retired Pres. & CEO, Hoffmann-La Roche Inc.	Nominating & Corp Governance

Financial	Healthcare Industry	International Experience	Global Operations/ Supply Chain	Science & Technology	Marketing	Mergers & Acquisitions	Regulatory

2019 Annual Meeting and Proxy Statement   |   3

     PROXY SUMMARY

2018 Corporate Governance Highlights

Corporate Governance Features

Annual director elections with majority voting in uncontested elections
Active shareholder engagement program on corporate governance and compensation matters
Significant risk management oversight by the Board, including an enhanced enterprise risk management process
Board is led by an Independent Non-Employee Chairman
Board Commitment to Corporate Responsibility ("CR"), including Diversity, Safety, Sustainability and Environment
Four new directors appointed within past five years
Effective self-assessment and evaluation procedures that include individual interviews with Board members
Annual evaluation of all directors to ensure the right mix of experience and diversity of opinion and background
Robust executive officer and Board succession planning
Maintain and enforce effective executive and board stock ownership guidelines
Prohibition on pledging or hedging of securities by members of the Board and executive officers

Board Governance Activities and Accomplishments
Approved and monitored Management's enterprise strategy
Reviewed Chief Executive Officer's performance against pre-established goals and strategy
Oversaw Management's human resources strategy to create a pipeline of talent to ensure the continuance of first-rate teams
Implementation of enhanced Enterprise Risk Management Program
Reviewed the Company's capital allocation strategy, increasing the annual dividend and continuing our strategic share buyback program
Oversaw significant improvements in safety and quality
Multiple awards and international recognition of our CR, philanthropic and sustainability efforts
Adopted our first global anti-harassment and anti-discrimination policy and conducted global training to re-affirm our emphasis on diversity and inclusion
All directors attended more than 94% of the Board and Committee meetings

4   |   2019 Annual Meeting and Proxy Statement

PROXY SUMMARY

2018 Executive Compensation Highlights

Executive Compensation Program Features
Strong linkage between pay and performance and support by shareholders regarding our performance metrics, targets and goals as evidenced by more than 96% shareholder approval annually of our executive compensation
Total direct compensation ("TDC"), which is the sum of an officer's base salary, short-term incentive target and long-term incentive target, targeted at the median level by our Compensation Committee
Annual incentive plan ("AIP") based on EPS, revenue and OCF targets to drive shareholder value in day-to-day decision making

Long-term incentive ("LTI") plan utilizing stock options and performance share units based upon return on invested capital ("ROIC") and consolidated annual growth rate ("CAGR") to ensure long-term profitable growth and alignment with shareholders' interests
Usage of two comparator groups to ensure pay and performance are aligned, and enable us to attract and retain the best talent
Robust share ownership guidelines for all officers and directors

All Change-in-Control ("CIC") agreements for our current officers contain double-trigger provisions requiring termination of the executive following a CIC before payments are made. These payments also may be cutback if they exceed excise tax thresholds under applicable tax law.
Strong incentive compensation recovery (clawback) and anti-hedging and anti-pledging policies

Use of tally sheets, realizable pay analysis, performance metric difficulty analysis and similar tools to ensure our compensation programs remain linked to performance and consistent with Board expectations
Engagement with shareholders during the year regarding executive pay and performance issues

Executive Compensation Actions and Results
Reaffirmed West's compensation philosophy of pay-for-performance that aligns executives' incentive compensation with our performance and with stakeholder interests on both a short- and long-term basis without promoting excessive risk
Further refined the Company's AIP to simplify compensation, drive stronger alignment with, and better line of sight to, our business objectives

To further align with our employee population, we moved the effective date of officer salary increases from May to March and eliminated incentive share matching in our bonus program for AIP amounts earned after 2019
Strengthened and modernized our employee stock ownership requirements
Conducted market review of our independent Compensation Committee executive compensation consultant, and renewed with Pay Governance for a three-year period ending in 2021

Conducted formal: (1) pay-for-performance review of CEO compensation versus peers, and (2) realizable pay analysis, to assess whether Company performance and CEO realizable pay are aligned over a given period
Our Annual Incentive Plan for corporate executives paid at 93.1% based on performance levels of 97.3% for EPS, 98.6% for Consolidated Revenue and 99.2% for OCF
Our LTI plan Performance Share Units ("PSUs") for the 2016-18 period paid out at 49.39% based on below-threshold performance (6.55%) for CAGR and 98.78% performance for ROIC (12.21%)

2019 Annual Meeting and Proxy Statement   |   5

     ELECTION OF DIRECTORS

Election of Directors

Director Nominations, Skills and Criteria

Candidates for nomination to our Board are recommended by the Nominating and Corporate Governance Committee ("NCGC") in accordance with the Committee's charter, our Articles of Incorporation, our Bylaws and our Corporate Governance Principles. All persons recommended for nomination to our Board, regardless of the source of the recommendation, are evaluated by this Committee with the Board determining the final slate of nominees.

The Board and the NCGC consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

  •
  A director is nominated based on his or her professional experience. A director's traits, expertise and experience add to the skill-set of the Board as a whole and provide value in areas needed for the Board to operate effectively.

  •
  A director must have high standards of integrity and commitment, and exhibit independence of judgment, a willingness to ask hard questions of Management and the ability to work well with others.

  •
  A director should be willing and able to devote sufficient time to the affairs of the Company and be free of any disabling conflict.

  •
  All the non-employee directors should be "independent" as outlined in our independence determination standards ("Independence Standards").

  •
  A director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Management and relevant persons.

  •
  A director should actively participate in the decision-making process, be willing to make difficult decisions, and demonstrate diligence and faithfulness in attending Board and Committee meetings.

  •
  The Board generally seeks active or former senior executives of public companies, particularly those with international operations, leaders in healthcare or public health fields, with science or technology backgrounds, and individuals with financial expertise.

When reviewing nominees, the NCGC considers whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board's overall composition and needs. The NCGC also values diversity on the Board in the director nominee identification and nomination process.

To assist it with its evaluation of the director nominees for election at the 2019 Annual Meeting, the NCGC considered the factors listed above and used a skills matrix highlighting the experience of our directors in areas such as industry experience, international experience (including assignments overseas), global operations or supply chain leadership, financial literacy, and independence. In the past two years, we have also added skills such as, marketing (including e-commerce), mergers and acquisitions, regulatory and cyber/digital experience, to our skills matrix.

The NCGC also reviews annually with the Board the size and composition of the Board and its committees to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. In determining whether to add new directors, we review our skills matrix annually to determine the targeted skills that we believe will most significantly enhance the diversity of experience and expertise on our Board. We balance the current skill sets versus the desired optimal mix of skill sets given their relative importance to the Company.

Board members are expected to support Management to drive success in our current strategic plans, which includes:

  •
  Transforming the business to a market-led organization with enhanced commercial effectiveness

  •
  Expanding into emerging markets

  •
  Optimizing operations and supply chain networks

  •
  Leveraging global innovation and technology to accelerate product development

  •
  Accelerating digitization to drive performance

  •
  Building global leadership bench depth, diversity and inclusion

6   |   2019 Annual Meeting and Proxy Statement

ELECTION OF DIRECTORS

Under the heading "Director Nominee Biographies," we provide an overview of each nominee's principal occupation, business experience and other directorships of publicly-traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.

Shareholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws. These procedures are described under "2020 Shareholder Proposals or Nominations" in this Proxy Statement.

Board Commitment to Diversity and Inclusion

Board diversity and inclusion is critical to the success of West. The Board is committed to ensuring its membership has sufficient diversity of experience, skills and personal characteristics to support the long-term success of the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. As noted above, our nomination process and our Board's approach to assessment and evaluation of our nominees support this diversity and inclusion commitment.

Our Corporate Governance Principles include a statement regarding the importance of Board diversity and inclusion to ensure that the director nomination process considers a diverse mix of background, age, gender, sexual orientation, as well as cultural and ethnic composition. Additionally, the NCGC's evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

While we are pleased with the current complement of diverse backgrounds of our directors, we continually assess the size and diversity of the Board. We review our Board skills matrix annually and develop a list of skills and characteristics that we feel would supplement our current diverse mix of experiences and backgrounds the identified skills include: financial expertise, industry, direct international oversight, mergers and acquisitions, cyber or digital experience and a diverse gender, ethnic or racial background.

We are particularly proud of our leadership in female representation on the Board. One-third of our independent directors standing for reelection (30% of all directors) are women. Several of our Board members participate in diversity in leadership programs and others are high-profile speakers on issues of diversity and inclusion.

Our Board has overseen efforts by the Company to increase diversity and inclusion among its employee base. Mr. Green's annual objectives include diversity and inclusion as a key metric, and we have also added new positions responsible for diversity. The Board believes this approach enables us to attract and retain diverse high-quality talent. This has culminated in a diversity mission statement, which can be found in our CR Report at www.westpharma.com/about-west/corporate-responsibility. As part of our diversity mission, we have trained employees at all levels on the importance of diversity and inclusion, introduced affinity groups, accelerated efforts in minority recruiting and modified our culture to increase flexibility and mentoring, which we believe facilitates diversity and inclusion.

Board Refreshment and Retirement Age

We review our Board refreshment policies and retirement age annually and continue to monitor broad governance trends in this area. The Board has considered but does not have term limits on the service of our directors, because we believe that term limits may lead to the loss of valuable director insight into our business and operations that is enhanced with continuity.

The Board believes that a diverse mix of long-tenured and new Board members provides a good and appropriate balance of experience to enhance shareholder value. The Board believes that directors provide meaningful, independent oversight and advice at any age. Our Corporate Governance Principles include a mandatory retirement age of 75. This means that a non-employee director must retire on the date of the Annual Meeting of Shareholders immediately following his or her 75th birthday.

An employee director must submit his or her resignation upon the date he or she ceases to be an executive officer of the Company.

2019 Annual Meeting and Proxy Statement   |   7

     ELECTION OF DIRECTORS

Board Evaluation Process

Each year the Board and each of its committees review their performance during executive sessions. This review centers around questions directors are asked to contemplate regarding their individual performance and the performance of the Board/Committee. These questions include topics such as the relationship between members, quality of the materials provided, the relationship with Management, contributions to key functions/responsibilities of the Board, and topics that they would like to see added or deleted to meeting agendas.

Additionally, the NCGC assesses the evaluation process annually and makes suggested changes when necessary. The NCGC reviews several matters, including the issues to focus on in the evaluation and the form and manner of assessment. The NCGC periodically re-assesses its position on self-evaluation.

During the past two years, the chair of the NCGC reached out to each director individually to discuss any concerns and relayed them to the Board using an interview template approved by the NCGC. In 2018, we revised this process to include all members of the NCGC reaching out to members of the full Board to obtain different perspectives, to encourage collecting as much candid information as possible and to ensure the proper level of engagement.

We believe this evaluation system, coupled with our strong Chairman of the Board and open-door policy, which encourages sharing of ideas among all directors, makes for a robust process that ensures the Board's effectiveness.

8   |   2019 Annual Meeting and Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

Proposal 1 — Election of Directors

Our shareholders are asked to consider ten nominees for election to our Board to serve for a one-year term until the 2020 Annual Meeting of Shareholders, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. As noted above, Mr. Weiland has decided to retire and not stand for reelection, and, therefore, our Board will be reduced from 11 to 10 members. The names of the nominees for director, their current positions and offices, tenure as a Company director, their qualifications and other characteristics are set forth in the biographies below. The table below also lists each nominee's current Board committees, which changed effective February 19, 2019. Their previous committee assignments, including all of 2018 through February 19, 2019, can be found in our 2018 Proxy Statement.

All the nominees are current Company directors and all non-employee directors have been determined by our Board to be independent. Our NCGC reviewed the qualifications of each of the nominees, finding each nominee to possess the required attributes and possesses the appropriate balance of diversity of knowledge, age, skills, expertise, gender and race, and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Committee's recommendation at its meeting on February 19, 2019.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the NCGC will recommend to our Board a replacement nominee. The Board may then designate the replacement nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

Director Nominee Biographies

Mark A. Buthman

Age: 58 Director since 2011 Committees: Compensation Finance Nominating & Corp. Gov.

Mr. Buthman retired from Kimberly-Clark Corporation—a global producer of branded products for the consumer, professional and healthcare markets—in December 2015, where he was Executive Vice President and Chief Financial Officer from January 2003 to April 2015. During his 33-year career at Kimberly-Clark, Mr. Buthman held a wide range of leadership roles in finance, strategy and operations, and led or participated in more than 50 acquisitions during his tenure as Chief Financial Officer. Mr. Buthman is a Board member of IDEX Corporation and Vice Chairman of the Board of Directors of Pavillon International.

Relevant Board Skills and Experience

Mr. Buthman possesses deep financial and accounting management experience, as well as experience in managing real estate, investor relations, information technology, finance and accounting shared services and global procurement, from his time at Kimberly-Clark, a Fortune 150 company with significant international operations. He brings this expertise and counsel to the board in his role by serving on three committees of the Board.

Other public company directorships in the last five years

IDEX Corporation

2019 Annual Meeting and Proxy Statement   |   9

     DIRECTOR NOMINEE BIOGRAPHIES

William F. Feehery, Ph.D.

Age: 48 Director since 2012 Committees: Audit Compensation Nominating & Corp. Gov. (Chair)

Dr. Feehery has been President of Industrial Biosciences at DowDuPont (previously, E. I. du Pont de Nemours and Company)—a provider of innovative products and services for markets including agriculture, biotechnology, nutrition, electronics, communications, safety and protection, home and construction, and transportation—since November 2013. He served as Global Business Director, DuPont Photovoltaic Solutions and previously as Global Business Director, Electronics Growth Businesses and as President of DuPont Displays, Inc. since joining DuPont in 2002. Before joining DuPont, he was engaged in venture capital and was a management consultant for the Boston Consulting Group.

Relevant Board Skills and Experience

Dr. Feehery possesses extensive global public company leadership from his time at the DuPont organization, including the direct responsibility for business operations in over 20 countries and leading a global manufacturing business. In addition, Dr. Feehery has considerable technical experience with a Ph.D. in chemical engineering and over 15 years of experience in the technology industry. He brings this corporate insight, and his technical background, to the Board by serving on three Committees of the Board.

Public company directorships in the last five years

None

Eric M. Green

Age: 49 Director since 2015 Committees: None

Mr. Green has been our President and Chief Executive Officer since April 2015 and a member of our Board of Directors since May 2015. Mr. Green is responsible for leading West's market-led business strategy, focused on tailoring our approach to the specific needs of Biologics, Generics, Pharmaceutical and Diagnostic customer groups. Prior to joining the Company, Mr. Green worked at Sigma-Aldrich Corporation—a leading life science and technology company focused on human health and safety—where he served as Executive Vice President and President of their Research Markets business unit since 2013. Mr. Green also serves as a member of Bethel University's Board of Trustees.

Relevant Board Skills and Experience

Mr. Green has significant public company experience having served as a corporate officer and member of the senior executive team of Sigma-Aldrich prior to joining the Company. Mr. Green had research and development responsibility and managed a $1.4 billion business unit—the largest at that company. Prior to serving in that role, he held key positions of increasing responsibility, including international sales and operations, corporate strategic planning and country management positions in the UK, Ireland and Canada. As West's CEO, Mr. Green is our only non-independent director, and, in addition to the aforementioned experience, brings insight to the Board as the Company's executive leader.

Public company directorships in the last five years

None

10   |   2019 Annual Meeting and Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

Thomas W. Hofmann

Age: 67 Director since 2007 Committees: Audit (Chair) Compensation

Mr. Hofmann retired from Sunoco, Inc.—a diversified energy company—in 2008, where he was Senior Vice President and CFO from January 2002 to December 2008. In that role, he was responsible for managing the accounting, auditing, investor relations and strategic planning, tax and treasury functions of the organization. He also chaired the Company's Capital Management Committee and served as the management liaison to the Audit Committee. Mr. Hofmann served Sunoco in various other senior management roles since joining in 1977. Mr. Hofmann serves on the boards of Fox Chase Cancer Center, Temple University Health System and the Young Scholars Charter School. He also serves on the President's Leadership Council of the University of Delaware and is a member of the advisory board for Drexel University's Center for Corporate Governance.

Relevant Board Skills and Experience

Mr. Hofmann possesses substantial financial, corporate governance and management experience with a global, publicly-traded company. He is well-versed in strategic planning, risk-management and capital-market issues, including acquisitions and divestitures. He brings this comprehensive financial background to his role on the Board and as Chair of the Audit Committee and a member of the Compensation Committee.

Public company directorships in the last five years

PVR Partners LP (public through September 2014)
Northern Tier Energy GP LLC (through May 2016)
Columbia Pipeline Partners LP (through February 2017)

Paula A. Johnson, M.D., MPH

Age: 59 Director since 2005 Committees: Innovation & Technology Nominating & Corp. Gov.

Dr. Johnson has been President of Wellesley College since July 2016. Before joining Wellesley, Dr. Johnson founded and served, beginning in 2002, as the inaugural Executive Director of the Connors Center for Women's Health and Gender Biology, as well as Chief of the Division of Women's Health at Brigham and Women's Hospital. A cardiologist, Dr. Johnson was the Grace A. Young Family Professor of Medicine in the Field of Women's Health—an endowed professorship named in honor of her mother—at Harvard Medical School. She was also Professor of Epidemiology at the Harvard T.H. Chan School of Public Health. Dr. Johnson is the recipient of many awards recognizing her contributions to women's and minority health and is featured as a national leader in medicine by the National Library of Medicine and is a member of the National Academy of Medicine and the American Academy of Arts and Sciences.

Relevant Board Skills and Experience

Dr. Johnson brings a wealth of leading healthcare expertise to our Board. She is a nationally recognized expert in cardiology and women's and minority healthcare issues. In her role as Executive Director of the Connors Center for Women's Health and Gender Biology and as Chief of the Division of Women's Health at Brigham and Women's Hospital, and a Professor of Medicine at Harvard Medical School and Professor of Epidemiology at the Harvard T.H. Chan School of Public Health, Dr. Johnson built a novel, interdisciplinary research, education, clinical and policy program in women's health whose mission is to improve the health of women and to transform their medical care. She has an extensive background in quality and safety in healthcare and in public health systems. She is a member of our Innovation and Technology and Nominating and Corporate Governance Committees.

Public company directorships in the last five years

Eaton Vance Corporation

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     DIRECTOR NOMINEE BIOGRAPHIES

Deborah L. V. Keller

Age: 56 Director since 2017 Committees: Audit Finance Innovation & Technology

Ms. Keller serves as a Principal at Black Frame Advisors, LLC, having recently retired as Chief Executive Officer of Covance Drug Development—a business segment of Laboratory Corporation of America Holdings. Prior to serving as CEO, Ms. Keller spent more than 28 years at Covance in a number of leadership roles, including Corporate Executive Vice President and Group President of Research and Development Laboratories, Corporate Senior Vice President and President of Discovery and Translational Services, and Vice President of Analytical Services in Europe. She is a trustee of the Wisconsin Alumni Research Foundation and serves on the Dean's Advisory Board for the University of Wisconsin School of Business, where she is also an adjunct professor. Ms. Keller was named one of FierceBiotech's 10 Top Women in Biotech in 2012.

Relevant Board Skills and Experience

Ms. Keller possesses substantial global public company management experience from her time at Covance. After several positions of increasing responsibility in Quality Assurance, Marketing, and Scientific Operations, she also led Covance's European chemistry business, and the Central Laboratories Services business unit, the world's largest provider of laboratory services for clinical trials. She brings her corporate management expertise in the life sciences industry to her role on the Board, serving on the Audit, Finance and Innovation and Technology Committees.

Public company directorships in the last five years

None

Myla P. Lai-Goldman, M.D.

Age: 61 Director since 2014 Committees: Finance Innovation & Technology (Chair)

Dr. Lai-Goldman is the Executive Chair of GeneCentric Therapeutics, Inc.—a precision medicine company—where she previously served as Chief Executive Officer and President since June 2011. She is also managing partner of Personalized Science, LLC, a clinical diagnostics consulting company that she founded in 2008. Previously, Dr. Lai-Goldman was Chief Executive Officer and Chief Scientific Officer of CancerGuide Diagnostics, Inc. Before joining CancerGuide Diagnostics, she held various roles including Executive Vice President, Chief Medical Officer and Chief Scientific Officer—at Laboratory Corporation of America Holdings (LabCorp) and its predecessor company, Roche Biomedical Laboratories, Inc. Additionally, Dr. Lai-Goldman has been a venture partner at Hatteras Venture Partners since August 2011. Dr. Lai-Goldman is Board-certified in anatomic and clinical pathology.

Relevant Board Skills and Experience

Dr. Lai-Goldman is a recognized author and speaker on clinical diagnostics and has substantial leadership experience at companies like those that our Company serves. Dr. Lai-Goldman spent more than 18 years at LabCorp. She served on LabCorp's Executive and Management Committees, with strategic and operations responsibilities for three major genomic laboratories comprising more than 700 people. During her tenure at the Company, she led all clinical, scientific and medical activities, including the introduction of more than 400 clinical assays. Her experience includes the development of partnerships, licensing and acquisitions. She brings her unique perspective as both a physician, researcher and corporate executive to the Board as Chair of the Innovation and Technology Committee and as a member of the Finance Committee.

Other public company directorships in the last five years

Sequenom, Inc.

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DIRECTOR NOMINEE BIOGRAPHIES

Douglas A. Michels

Age: 62 Director since 2011 Committees: Audit Compensation (Chair)

Mr. Michels retired from OraSure Technologies, Inc.—a leader in the development, manufacture and distribution of oral fluid diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions—in March 2018, after serving as President and Chief Executive Officer, as well as a member of the Board of Directors, since June 2004. Prior to joining OraSure, Mr. Michels served as Group Vice President, Global Marketing of Ortho-Clinical Diagnostics, President of Ortho-Clinical Diagnostics International, and President of Johnson & Johnson Healthcare Systems, Inc. In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS. He previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care and the Coalition to Protect America's Health Care. He now serves on the boards of Tyme Technologies Inc., St. Luke's University Health Network and the Miller Keystone Blood Center.

Relevant Board Skills and Experience

Mr. Michels possesses considerable expertise and executive leadership skills in the pharmaceutical, medical device and diagnostic industry, having spent 13 years with OraSure Technologies, Inc. During his tenure, OraSure developed the nation's first FDA-approved over-the-counter home rapid HIV self-test and the first and only FDA-approved rapid hepatitis C test. Mr. Michels brings his in-depth corporate leadership perspective to his role as Chair of the Compensation Committee, and his experience as a former CEO of a public company to his role on the Audit Committee.

Other public company directorships in the last five years

Tyme Technologies Inc.
OraSure Technologies, Inc. (through March 2018)

Paolo Pucci

Age: 57 Director since 2016 Committees: Finance (Chair) Innovation & Technology

Mr. Pucci is Chief Executive Officer and a member of the Board of Directors of ArQule, Inc.—a biopharmaceutical company engaged in the research and development of targeted therapeutics. Before joining ArQule in 2008, Mr. Pucci worked at Bayer A.G., where he served in a number of leadership capacities including Senior Vice President of the Global Specialty Medicine Business Unit and was a member of the Bayer Pharmaceuticals Global Management Committee. Before Bayer, Mr. Pucci held positions of increasing responsibility with Eli Lilly and Company, culminating with his appointment as Managing Director, Eli Lilly Sweden AB.

Relevant Board Skills and Experience

Mr. Pucci possesses a wealth of knowledge regarding biopharmaceutical markets and from his experience as a chief executive officer of a publicly-traded company. His international background also adds to the diverse knowledge base of our Board. Mr. Pucci is the only member of our Board who as of the date of the Annual Meeting serves as a Chief Executive Officer of a public company, ArQule, an experience that we believe is important in terms of Board diversity. Mr. Pucci's expertise in new drug development, his executive responsibilities, his experience working for large multinationals and his non-U.S. training are valuable additions to our Board, and to his roles as Chair of the Finance Committee and a member of the Innovation and Technology Committee.

Other public company directorships in the last five years

ArQule Inc.
NewLink Genetics Inc. (through October 2018)
Dyax Inc. (through 2016)

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     DIRECTOR NOMINEE BIOGRAPHIES

Patrick J. Zenner

Age: 72 Director since 2002 Chairman since 2015 Committees: Nominating & Corp. Gov.

Mr. Zenner was elected Chairman of the Board effective July 1, 2015. He retired from Hoffmann-La Roche Inc., North America—the prescription drug unit of the Roche Group, a leading research-based healthcare enterprise—in 2001, where he served as President and Chief Executive Officer from 1993 to 2001. He served as Interim Chief Executive Officer of CuraGen Corporation from May 2005 through March 2006. Since then, Mr. Zenner was a director and Chairman of the Board of Exact Sciences Corporation until July 2010 and served as its Interim CEO from July 2007 to March 2008. Currently, Mr. Zenner serves as Chairman of the Board of ArQule, Inc. and as a director of Selecta Biosciences, Inc. Mr. Zenner is currently a member of the Board of Trustees of Creighton University and is Chairman of the Board of Trustees of Fairleigh Dickinson University.

Relevant Board Skills and Experience

Mr. Zenner possesses more than 40 years of experience and expertise in the pharmaceutical industry. Since retiring from Hoffmann-La Roche, Mr. Zenner has devoted his considerable industry expertise and corporate governance knowledge to small and early-stage pharmaceutical and technology companies in various capacities, including board member, chairman and interim CEO.

As the lead independent director for West, Mr. Zenner has served in a number of leadership roles, including membership on each of the Company's board committees. He organized and led the search for West's new CEO in 2015. He also oversaw the development and implementation of a robust enterprise risk management process at West and led the development of a comprehensive director education program. The continuity of his membership and length of service on the Board is a valuable asset, particularly in light of changes to executive management members, changes to our enterprise strategic plan and additions of new Board members over the past several years.

Other public company directorships in the last five years

ArQule, Inc.
Selecta Biosciences, Inc.

The Board unanimously recommends a vote FOR the election of each of these nominees as directors.

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BOARD AND DIRECTOR INFORMATION AND POLICIES

Board and Director Information and Policies

Our Board structure reflects our Corporate Governance Principles and commitment to good governance. We believe the governance structure we have created between the Board, its Committees, the Board Chair, the CEO and Management, is supporting the sustainable growth of the Company.

During 2018, our Board met five times. All of our Board members attended all Board meetings and more than 94% of the combined total of all Board and Committee meetings in 2018. Our Board is committed to ensuring that directors attend meetings and that the Board and its Committees devote sufficient time necessary for the effective oversight of the Company and its Management. Additionally, annually during the review process, the Board assesses the time commitments for our Board against the time commitments of a member's outside positions to ensure there is sufficient time to devote to their duties as a West director.

Our Board also holds regular executive sessions of only independent directors to review, among other things, the Company's strategy and Management's operating plans, the criteria by which our CEO and other senior executives are measured, Management's performance against those criteria and other related issues and to conduct a self-assessment of its performance. Last year, our independent directors held five executive sessions.

All of our directors attended the 2018 Annual Meeting and all directors that are standing for reelection are expected to attend the 2019 Annual Meeting.

Board Leadership Structure

The current governance structure of the Board follows:

  •
  The offices of Chairman and CEO are separate

  •
  The Board has established and follows robust Corporate Governance Principles

  •
  All the members of the Board, other than Mr. Green, are independent

  •
  All Board Committees are composed solely of independent directors

  •
  Our independent directors meet regularly in executive session both at the Board and Board committee levels

  •
  Our directors as a group possess a broad range of skills and experience sufficient to provide the leadership and strategic direction the Company requires as it seeks to enhance long-term value for shareholders

While the offices of Chairman and CEO are currently separate, the Board takes a flexible approach to the issue of whether the offices of Chairman and CEO should be separate or combined. This approach allows the Board to regularly evaluate whether it is in the best interests of the Company for the CEO or another director to hold the position of Chairman.

The Board does not currently have a lead independent director, although the Board believes it may be useful and appropriate to designate a lead independent director if the offices of Chairman and CEO are combined in the future.

We believe the current Board leadership structure is appropriate now because it allows the Chairman to focus on corporate governance and management of the Board's priorities and allows the CEO to focus directly on managing our operations and growing the Company.

Chairman of the Board of Directors

The responsibilities of the Chairman include:

  •
  Chairing Board meetings, including executive sessions of the independent directors

  •
  Approving agendas and schedules for each Board meeting in consultation with the CEO

  •
  Serving as principal liaison between the CEO and the independent directors

Each independent director may add items to the agenda.

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     BOARD AND DIRECTOR INFORMATION AND POLICIES

Our current Chairman, Mr. Zenner, has been serving on the Board since 2002, and as our Chairman since 2015. Each year the Board considers the role of the Chairman and who is sitting in that role. We believe Mr. Zenner's experience as a top executive plus independence and history with the Company makes him a valuable asset for the Company, and he provides significant leadership and perspective to our Board.

Committees

The Board has five standing committees:

  •
  Audit Committee

  •
  Compensation Committee

  •
  Finance Committee

  •
  Innovation & Technology Committee

  •
  Nominating and Corporate Governance Committee

From time to time, the Board may form ad hoc committees to address specific situations as they arise. Each committee consists solely of independent directors. All directors may attend any committee meeting, even if he or she is not a member. Our Board Chair and our CEO attend all Board meetings and attend virtually all Committee meetings, unless there is a scheduling conflict. Each standing committee has a written charter, which is posted in the "Investors—Corporate Governance" section of our website at www.westpharma.com. You may also request a copy of each committee's charter from our Corporate Secretary. Below we set forth the current members of each Committee (as of the date of this Proxy Statement) and its core functions.

Audit Committee

Thomas W. Hofmann (Chair) William F. Feehery Deborah L. V. Keller Douglas A. Michels	The Audit Committee assists our Board in its oversight of: (1) the integrity of our financial statements; (2) the independence and qualifications of our independent auditors; (3) the performance of our internal audit function and independent auditors; and (4) our compliance with legal and regulatory requirements. In carrying out these responsibilities, the Audit Committee, among other things:

•

Reviews and discusses our annual and quarterly financial statements with Management and the independent auditors

•

Manages our relationship with the independent auditors, including having sole authority for their appointment, retention and compensation; reviewing the scope of their work; approving non-audit and audit services; and confirming their independence

•

Oversees Management's implementation and maintenance of disclosure controls and procedures and internal control over financial reporting

•

Regularly meets with our internal auditors, Corporate Controller, Chief Digital and Transformation Officer, Senior Director of Cybersecurity and Chief Compliance Officer to assess financial and cyber risks

The Board has affirmatively determined that Mr. Hofmann is an "Audit Committee Financial Expert" as defined in SEC regulations. The past Chair of the Audit Committee, Mr. Buthman, remains an Audit Committee Financial Expert. In 2018, the Audit Committee met seven times. All members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange ("NYSE") and the Company's Corporate Governance Principles.

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BOARD AND DIRECTOR INFORMATION AND POLICIES

Compensation Committee

Douglas A. Michels (Chair) Mark A. Buthman William F. Feehery Thomas W. Hofmann	The Compensation Committee develops our overall compensation philosophy, and determines and approves our executive compensation programs, makes all decisions about the compensation of our executive officers, reviews our talent management and succession planning for key positions and oversees our cash and equity-based incentive compensation plans.

Additional information about the roles and responsibilities of the Compensation Committee can be found under the heading "Compensation Discussion and Analysis." In 2018, the Compensation Committee met five times. All members of the Compensation Committee are independent as defined in the listing standards of the NYSE and the Company's Corporate Governance Principles.

Finance Committee

Paolo Pucci (Chair) Mark A. Buthman Deborah L. V. Keller Myla P. Lai-Goldman	The Finance Committee reviews proposals made by Management and recommends to the full Board optimal capital structure of the Company and adjustments to the way capital is allocated and deployed by the Company. The Finance Committee analyzes and makes recommendations to the full Board with respect to potential opportunities for business combinations, acquisitions, mergers, dispositions, divestitures and similar strategic transactions involving the Company. The Finance Committee also evaluates the alignment of proposed strategic transactions with the Company's strategic business plan and oversees the process of reviewing, negotiating, consummating and integrating potential strategic transactions. In 2018, the Finance Committee met six times, including several meetings to assess potential acquisition targets. All members of the Finance Committee are independent as defined in the listing standards of the NYSE and the Company's Corporate Governance Principles.

Innovation and Technology Committee

Myla P. Lai-Goldman (Chair) Paula A. Johnson Deborah L. V. Keller Paolo Pucci	The Innovation and Technology Committee provides guidance to our Board on technical and commercial innovation strategies, reviews emerging technology trends that may affect our business, reviews our major innovation and technological programs and overall patent strategies, and assists our Board in making well-informed choices about investments in new technology. In 2018, the Innovation and Technology Committee met three times.

Nominating and Corporate Governance Committee

William F. Feehery (Chair) Mark A. Buthman Paula A. Johnson Patrick J. Zenner	The Nominating and Corporate Governance Committee identifies qualified individuals to serve as board members; recommends nominees for director and officer positions; reviews our commitment to diversity; determines the appropriate size and composition of our Board and its committees; monitors a process to assess Board effectiveness; reviews related-party transactions; and considers matters of corporate governance. The Committee also reviews and makes recommendations to the Board regarding compensation for non-employee directors and administers director equity-based compensation plans. In 2018, the Nominating and Corporate Governance Committee met three times. All members of the Committee are independent as defined in the listing standards of the NYSE and the Company's Corporate Governance Principles.

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     BOARD AND DIRECTOR INFORMATION AND POLICIES

The Board's Role in Risk Oversight

The Board and its Committees play an active role in overseeing Management's day-to-day responsibility for assessing and managing our risk exposure.

The Board regularly reviews and monitors the risks associated with our enterprise strategy, financial condition and operations and specifically reviews the enterprise risks associated with our five-year plan. In particular, the Board reviews our risk portfolio, confirms that Management has established risk-management processes that are functioning effectively and efficiently and are consistent with our corporate strategy, reviews the most significant risks and determines whether Management is responding appropriately.

The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with a strategic overview by the CEO that describes the most significant issues, including risks, affecting the Company as well as business updates from each reportable segment. In addition, the Board reviews in detail the business and operations of each reportable business segment quarterly, including the primary risks associated with that segment.

Our Enterprise Risk Management ("ERM") program helps us manage the risks inherent in our business, by gaining a greater understanding and awareness of risks facing the business, ensure risk-appropriate mitigation efforts are in place and regularly monitors and ensures the Company meets or exceeds the expectation of all stakeholders, including investors and regulators.

The ERM program includes a Risk Identification and Management ("RIM") process, crisis management, business continuity and disaster recovery elements, set forth in additional detail in the chart below:

The Board focuses on the overall risks affecting the Company. Each Board Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility, as cataloged through the RIM process, including:

  •
  The Audit Committee oversees management of financial reporting, compliance, litigation and cybersecurity risks as well as the steps Management has taken to monitor and control such exposures. This Committee also oversees the processes used in our ERM program

  •
  The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company

  •
  The Finance Committee assesses the risks associated with allocation of our capital, potential acquisitions, divestitures and major business partnerships

  •
  The Innovation and Technology Committee reviews risks associated with intellectual property, innovation efforts and our technology strategy

  •
  The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board

Although each Committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is regularly informed about those risks through regular Committee reports.

Cybersecurity.    The full Board and the Audit Committee both participate in the vital work necessary to understand our cybersecurity risk and oversee the related risk mitigation activities. This has become more critical as we launched a new e-commerce website during 2018 and due to the expansion of privacy regulations in Europe. The Audit Committee reviews cybersecurity risk at every live meeting, holds private sessions with our Chief Digital and Transformation Officer and reviews our

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BOARD AND DIRECTOR INFORMATION AND POLICIES

Cybersecurity dashboard at all in-person meetings. Additionally, our Senior Director, Infrastructure and Cybersecurity, Senior Director, Internal Audit, and Chief Compliance Officer separately meet with the Committee to provide additional insight into our cybersecurity and privacy strategy and tactics.

Our approach to mitigating cybersecurity risks includes review by third party experts, training for directors (both internally and externally), holding within the Company a global cybersecurity awareness week, and the adoption of the National Institute of Standards and Technology Framework for Improving Critical Infrastructure Cybersecurity (the "NIST Framework"). The NIST Framework provides a comprehensive framework to develop a flexible, repeatable, performance-based and cost-effective approach to identifying and managing cybersecurity risks. We measure ourselves against this framework to assess our own maturity on cybersecurity.

Our cybersecurity defenses utilize technologies such as firewalls, intrusion detection, and encryption to ensure the privacy and security of our customers' data, with a dedicated security information and event management team monitoring our applications constantly.

Executive Officer Succession Planning

One of the primary responsibilities of the Board is to ensure that West has the appropriate management to execute our long-term strategy. Our Corporate Governance Principles state the Board must plan for succession with respect to the CEO and monitor Management's succession planning for other key executives. In fulfilling this duty, the Board, together with the CEO and Chief Human Resources Officer ("CHRO") reviews at least annually, the development and retention plans of senior management talent as well as succession plans for the CEO and other senior management positions.

During these reviews, the Board discusses:

  •
  Management performance

  •
  Strengths and developmental opportunities needed to prepare senior leaders for greater responsibilities

  •
  Potential internal development job changes

  •
  Succession plans including leadership pipeline, development plans and timelines

  •
  Diversity of leadership and pipeline candidates

  •
  Detailed assessment of the members of the executive leadership team who potentially could succeed the CEO. This review includes a discussion about development plans to help prepare each individual for future succession.

In addition, our CEO has as an annual goal for the development of senior leaders and the creation of a global succession plan for key positions within the Company. Therefore, he prepares detailed succession plans and contingency plans in the event that he is unable to serve as CEO for any reason including death or disability. These plans are reviewed annually by the NCGC and discussed with the Board. Finally, throughout the year, Board members are exposed to leadership and pipeline candidates through Management presentations, roundtable discussions, and other informal meetings to assess the depth of our leadership pipeline.

CEO Evaluation Process

In assessing the performance of our CEO, the independent directors engage in a robust assessment process that is managed throughout the year and culminates in a formal annual performance review. The assessment includes the following:

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  Independent directors approve the CEO annual business objectives consisting of both qualitative and quantitative progress against Customer Experience, Operational Effectiveness, Products & Services Expansion, Enterprise Capabilities, People and Culture and Financial Goals

  •
  A comprehensive analysis is undertaken by our Compensation Committee's independent consultant on the robustness of West's financial targets and compare these against our Business Segment Group's performance

  •
  Each quarter, the independent directors review the progress made against each objective

  •
  The CEO undertakes a self-assessment of performance against the approved annual objectives

  •
  Annual anonymous evaluation of the CEO's individual performance by the independent directors on numerous factors, including: leadership, strategic planning, financial performance, employee development and engagement, external and internal relations and interactions with the Board

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     BOARD AND DIRECTOR INFORMATION AND POLICIES

  •
  An analysis of West's total performance over a multi-year period, a competitive benchmark analysis, and other relevant information is submitted to the independent directors

Working with the Compensation Committee's independent compensation consultant, the Chair of the Compensation Committee considers all of this information in developing its recommendations for compensation, as discussed below in our "Compensation Discussion and Analysis."

Corporate Responsibility

As a leader in our industry, we recognize our responsibility to conduct business in a sustainable manner and strive to be a good corporate citizen. Our CR efforts include six key areas of focus: Compliance and Ethics, Philanthropy, Diversity and Inclusion, Health and Safety, Environmental Sustainability and Quality. During 2018, we engaged our shareholders on this important topic, as well as more than 30 key customers. Detailed below is a brief overview of our progress. We will report more fully on our CR accomplishments in our 2018 CR report, which is expected to be published in June.

Compliance & Ethics.    Our Compliance and Ethics standards include holding ourselves to the highest standards of quality, integrity and respect as outlined in our Code of Business Conduct ("COBC"), which is supported by our training program led by our Chief Compliance Officer, and our annual Compliance Week efforts.

Philanthropy.    West has long-placed importance in supporting charities, particularly as it relates to children, people with disabilities, healthcare and Science Technology Engineering and Math ("STEM") education in the communities where we live and work. In 2018, charitable giving by the Company, our employees and the Herman O. West Foundation totaled approximately $2.5 million. Our philanthropic efforts, and particularly our President and CEO's leadership in this area, were recognized by CEO Connection, a global organization focused on supporting mid-market CEOs and their shareholders, with their 2018 Social Impact Award.

Diversity and Inclusion.    As discussed above, we strive to create and maintain a workplace rich with diverse people, talent and ideas, and to create an inclusive environment for all employees to succeed. We have increased awareness, adopted affirmative action programs, and strengthened programs and policies, which includes the adoption of our first global anti-discrimination and anti-harassment policy in 2018.

Health and Safety.    A healthy and safe environment is a fundamental right for all people. We have developed new safety protocols and procedures to create a culture of safety, which incorporates behavior-based training and observations. We consistently aim to have a zero-injury workplace and monitor our progress to that goal, which has resulted in a reduction of injuries over the past three years by more than 60%. These goals are set using globally-recognized benchmarks included in our CEO's annual performance objectives.

Environmental Sustainability.    We strive to be stewards of a sustainable future by factoring environmental considerations into our decision making for raw materials, production processes and distribution methods. Our emissions, energy and water intensity goals established in 2013 for 2020 have already been exceeded and will be reset in 2019. West has also continuously improved our rating under the Carbon Disclosure Project about 5% annually since 2013, culminating in our highest rating ever in 2018. We have also received multiple awards for our Corporate Responsibility efforts, which are set forth in more detail on our website at www.westpharma.com/about-west/corporate-responsibility. The information on that website is updated periodically, and believed to be true at the time it is posted, but it is not filed with and does not constitute part of this Proxy Statement.

Quality.    At West, we are committed to safeguarding the health and safety of patients who use our products and services. We provide high-quality products that are safe and effective for their intended use. Quality product and system controls are designed to ensure compliance with our high standards and applicable cGMPs, ISO standards and regulatory requirements. West utilizes customer feedback and in-process manufacturing data to improve processes and product performance. The Company continues to deliver industry-leading quality levels year-over-year.

2018 Shareholder Outreach

Our Board considers its relationship with our shareholders to be important to effective corporate governance. To ensure that the Board considers shareholder views on compensation, corporate governance, corporate responsibility and other significant matters, we maintain an active shareholder engagement program. Throughout the year, Management meets with our actively-managed, institutional shareholders, which own a majority of our shares. At every Board meeting, Management discusses topics raised by our shareholders and solicits Board input.

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BOARD AND DIRECTOR INFORMATION AND POLICIES

One area of focus for us and our shareholders is the alignment of pay and performance in a manner that enhances shareholder value. Our shareholders have historically expressed support for our performance goals and metrics.

Additionally, Management heard our shareholders express support for our corporate governance framework, Board membership and Board policies, including our tenure policies. Shareholder interest in environmental, social and governance matters has led to additional disclosures and progress in those areas with the Board's oversight.

Communicating with the Board

You may communicate with the Chairman of the Board or the independent directors as a group by sending a letter addressed to the Board of Directors, c/o Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, Pennsylvania 19341. Communications to a particular director should be addressed to that director at the same address. Our Corporate Secretary maintains a log of all communications received through this process. Communications to specific directors are forwarded to those directors. All other communications are given directly to the Chairman of the Board who decides whether they should be forwarded to a Board committee or to Management for further handling.

Director Education

The Board believes shareholders are best served by Board members who are well versed in corporate governance principles and other subject matters relevant to board service. The Board arranges for a series of annual educational presentations on its calendar. Also, to encourage continuing director education, all directors may attend any director education programs they consider appropriate to stay informed about developments in corporate governance and the markets we serve. The Company reimburses directors for the reasonable costs of attending director education programs.

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     CORPORATE GOVERNANCE DOCUMENTS AND POLICIES

Corporate Governance Documents and Policies

Our principal governance documents are our Corporate Governance Principles, Board Committee Charters, director qualification standards, including our Independence Standards, and COBC. Aspects of our governance documents are summarized below. We encourage our shareholders to read our governance documents, as they present a comprehensive picture of how the Board addresses its governance responsibilities to ensure our vitality and success. The documents are available in the "Investors—Corporate Governance" section of our website at www.westpharma.com and copies of these documents may be requested by writing to our Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles to provide guidance to our Board and its committees on their respective roles, director qualifications and duties, Board and committee composition, organization and leadership. Our Nominating and Corporate Governance Committee reviewed and significantly updated our Corporate Governance Principles to meet best practices in corporate governance during 2017. In 2018, the Committee confirmed that the Corporate Governance Principles address our current and long-term business needs. Our Corporate Governance Principles address, among other things:

  •
  Statements of the Board's commitment to high ethical standards, principles of fair dealing and high ethical standards

  •
  The requirement to hold separate executive sessions of the independent directors

  •
  The importance of robust executive succession planning and the role of directors in succession planning

  •
  The Board's policy on setting director compensation and director share-ownership guidelines

  •
  Guidelines on Board organization and leadership, including the number and structure of committees and qualifications of committee members

  •
  Guidelines on outside board memberships

  •
  Policies on making charitable contributions and prohibition of political contributions

  •
  Policies on access to Management

  •
  Requirements fostering leadership development by senior executives

  •
  Statements of our executive compensation philosophy and our independent auditor standards

  •
  Director orientation and education

  •
  Assessments of Board and Committee performance to determine their effectiveness

Code of Business Conduct

All our employees, officers and directors are required to comply with our COBC as a condition of employment. The COBC covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, protection and proper use of our property and information and compliance with legal and regulatory requirements. The Board has adopted a comprehensive Compliance and Ethics Program, which was substantially updated in 2016, and was reviewed and reaffirmed in 2017 and 2018 as meeting the needs of our Company, its shareholders and other stakeholders. Susan A. Morris is our Chief Compliance Officer and reports directly to the Audit Committee of the Board on all compliance matters. Ms. Morris trains the Board on compliance matters and delivers regular reports on program developments and initiatives to the Audit Committee and no less than annually to the full Board.

Director Independence

Our Board has adopted a formal set of categorical Independence Standards. The Independence Standards meet or exceed the independence requirements of the NYSE corporate governance listing standards. Under the Standards, a director must have no material relationship with us other than as a director. The Independence Standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us, members of our senior Management or their affiliates. The full text of the Independence Standards may be found under the "Investors—Corporate Governance" section on our website at www.westpharma.com.

22   |   2019 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE DOCUMENTS AND POLICIES

The NCGC undertook its annual review of director independence in February 2019. As a result of this review, the NCGC recommended and the full Board concurred that no revision of the Independence Standards was required. Subsequently, the Board considered whether any relationships described under the Independence Standards between the Company and each individual director existed. The Board affirmatively determined that each of its non-employee directors is independent of the Company and Management as defined under the Independence Standards.

Related Person Transactions and Procedures

The Board has adopted written policies and procedures relating to the Nominating and Corporate Governance Committee's review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations. A "related person" includes our directors, officers, 5% shareholders and immediate family members of these persons.

Under the policy, the NCGC reviews the material facts of all related-person transactions, determines whether the related person has a material interest in the transaction and may approve, ratify, rescind or take other action with respect to the transaction.

In approving a transaction, the Committee will consider, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

The Committee reviews and pre-approves certain types of related person transactions, including certain transactions with companies at which the related person is an employee only, and charitable contributions that would not disqualify a director's independent status. The policy and procedures can be found in the "Investors—Corporate Governance" section of our website, www.westpharma.com.

We have no related person transactions required to be reported under applicable SEC rules.

Political Contributions and Lobbying

While we encourage directors, officers and employees to become involved in the political process in their individual capacity, including personal contributions to political campaigns, no West employee or director may conduct personal political activity on Company time or use Company funds, property or equipment for political activities. We comply with the laws related to contributing to, directly or indirectly, political organizations and government officials. Under our Corporate Governance Principles, the Board is responsible for overseeing the process used by the Company to ensure the Company's policy prohibiting political contributions is effectively implemented.

The Company made no political contributions in 2018, but does hold membership in recognized and reputable industry groups that may conduct lobbying activities.

Anti-Hedging and Pledging Policies

We prohibit directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which would allow them to continue to own our common stock, but without the full risks and rewards of ownership. We also prohibit directors, executive officers and other senior employees from engaging in pledging or hypothecating our securities as collateral for a loan without demonstrating to the General Counsel that a director or officer has the financial capacity to repay the loan. It is expected that this exception would be permitted only in exceedingly rare circumstances. No pledging is permitted to cover margin debt. Additionally, no West securities may be held in a margin account by directors or officers because there is a risk of the shares being sold without consent. Directors and officers are prohibited from engaging in short sales or other short-position transactions in West securities as well.

Share Ownership Goals

Directors.    To encourage significant share ownership by our directors and further align their interests with the interests of our shareholders, directors are expected to acquire within three years of appointment, and to retain during their Board tenure, shares of our common stock equal in value to at least five times their annual retainer. All directors meet this requirement, including directors who are still within the three-year period to obtain the shares.

Officers.    Share ownership goals further align an officer's interests with those of our shareholders and encourage a long-term focus. Within five years of attaining their position, all executive officers must acquire shares of common stock with a value equal to designated multiples of their base salary. The Compensation Committee established a goal of six times base salary for the CEO and two times base salary for all other executive officers. A full description of the officer share ownership requirements can be found in our "Compensation Discussion and Analysis."

2019 Annual Meeting and Proxy Statement   |   23

     STOCK OWNERSHIP

Stock Ownership

The table below shows the number of shares of our common stock beneficially owned as of March 5, 2019, by each of our directors, each NEO and all current directors and executive officers as a group. For executive officers, in addition to shares owned directly, the number of shares includes: (a) vested shares held in employee participant accounts under our 401(k) plan, Nonqualified Deferred Compensation Plan for Designated Employees ("Employee Deferred Compensation Plan") and Employee Stock Purchase Plan; and, (b) time-vested restricted stock and Restricted Stock Units ("RSUs") held in various incentive plan accounts, unless receipt of those shares has been deferred. For non-employee directors, in addition to shares owned directly, the common stock column includes vested deferred stock and stock-settled stock units awarded under the Nonqualified Deferred Compensation Plan for Non-Employee Directors ("Director Deferred Compensation Plan").

Name	Common Stock	Options Exercisable Within 60 Days	Percent of Class
Silji Abraham	4,572	2,630	*
Bernard J. Birkett	10,256		*
Mark A. Buthman	35,799		*
William F. Feehery	25,162		*
Karen A. Flynn	25,654	149,715	*
Eric M. Green	55,852	356,496	*
Thomas W. Hofmann	38,671		*
Paula A. Johnson	43,513		*
Deborah L. V. Keller	4,610		*
Myla P. Lai-Goldman	13,312		*
Douglas A. Michels	38,867		*
David A. Montecalvo	1,628	5,013	*
Paolo Pucci	4,898		*
John H. Weiland (not standing for reelection)	70,539		*
Patrick J. Zenner	74,371		*
All directors and executive officers as a group (19 persons)	548,239	725,526	1.7%

*
Less than one percent of outstanding shares.

24   |   2019 Annual Meeting and Proxy Statement

STOCK OWNERSHIP

Based on a review of filings with the SEC, we have determined that the persons listed below hold more than 5% of the outstanding shares of our common stock as of March 5, 2019. Unless otherwise stated, each holder has sole voting and dispositive power over the shares listed.

Name and Address of Beneficial Owner	Shares		Percent of Class
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	8,994,963	(1)	12.1%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	7,301,588	(2)	9.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	6,939,493	(3)	9.4%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	4,800,130	(4)	6.5%

(1)
Includes sole voting power over 2,325,359 shares and sole dispositive power over all shares listed.
(2)
Includes sole voting power over 36,191 shares, shared voting power over 8,885 shares, shared dispositive power over 7,263,387 shares and shared dispositive power over 38,201 shares.
(3)
Includes sole voting power over 6,638,048 shares and sole dispositive power over all shares listed.
(4)
Franklin Advisers, Inc. ("FAS") and its affiliates have sole voting and dispositive power over all shares listed. FAS is an investment management subsidiary of Franklin Resources, Inc. ("FRI"). FRI treats FAS as having sole investment discretion and voting authority for all shares listed. Additionally, Charles B, Johnson and Rupert H. Johnson ("Principal FRI Shareholders") are each shareholders of more than 10% of FRI, but also do not claim investment or voting interests in the Company stock held by FRI. However, FRI believes that FAS and the Principal FRI Shareholders are a "group" for purposes of applicable securities law.

2019 Annual Meeting and Proxy Statement   |   25

     DIRECTOR COMPENSATION

Director Compensation
2018 Non-Employee Director Compensation

Board of Director compensation structure is reviewed annually by the Board of Directors in consultation with Pay Governance LLC ("Pay Governance"), our independent compensation consultant. After this review, it was determined that no changes were necessary to the compensation structure with respect to 2018. The structure that was in effect for all of 2018 is set forth below.

Compensation Item	Amount
Annual Retainers and Chair Fees
Board membership	$80,000
Chairman of the Board	100,000*
Audit Committee Chair	20,000
Compensation Committee Chair	20,000
All Other Committee Chairs	10,000
Restricted Stock Units	160,000

*
Payable in 50% cash and 50% restricted stock, which vests 100% after one year, as elected annually by the Chairman.

The following table shows the total 2018 compensation of our non-employee directors.

2018 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Mark A. Buthman	100,000	160,074	18,837	278,911
William F. Feehery	90,000	160,074	13,318	263,392
Thomas W. Hofmann	80,000	160,074	20,757	260,831
Paula A. Johnson	90,000	160,074	26,926	277,000
Deborah L. V. Keller	80,000	160,074	1,731	241,805
Myla P. Lai-Goldman	80,000	160,074	6,793	246,867
Douglas A. Michels	100,000	160,074	20,525	280,599
Paolo Pucci	80,000	160,074	2,160	242,234
John H. Weiland	90,000	160,074	38,305	288,379
Patrick J. Zenner	130,000	210,074	32,560	372,634

Fees Earned or Paid in Cash

The amounts in the "Fees Earned or Paid in Cash" column are retainers earned for serving on our Board, its committees and as committee chairs and Chairman, as applicable. All annual retainers are paid quarterly. For Mr. Zenner this amount includes his cash fees for serving as Chairman of the Board. The amounts are not reduced to reflect elections to defer fees under the Director Deferred Compensation Plan. During 2018, Mr. Buthman, Ms. Keller and Mr. Michels deferred 100% of their fees.

Stock Awards

The amounts in the "Stock Awards" column reflect the grant date fair value of stock-settled RSU awards made in 2018 and the grant date fair value is determined under Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. In 2018, each continuing non-employee director was awarded 1,824 RSUs, with a grant date fair market value of $87.76 per share based on the closing price of our common stock on the award date, May 1, 2018. These awards had a grant date fair value of approximately $160,000. For a discussion on RSU grant date fair value, refer to Note 13 of the consolidated financial statements in our 2018 Annual Report.

RSUs are granted on the date of our Annual Meeting and fully vest on the date of the next Annual Meeting so long as a director remains on the Board as of that date. Generally, all unvested grants of equity forfeit upon termination. However, if a director

26   |   2019 Annual Meeting and Proxy Statement

DIRECTOR COMPENSATION

retires during the calendar year that he or she reaches our mandatory retirement age, the award will vest on a monthly basis through retirement.

Stock-settled RSUs are distributed upon vesting, unless a director elects to defer the award under the Director Deferred Compensation Plan. In 2018, all directors elected to defer their RSU awards, except for Mr. Weiland who did not defer. All awards are distributed as shares of common stock, as described below. When dividends are paid on common stock, additional shares are credited to each director's deferred stock account as if those dividends were used to purchase additional shares.

For Mr. Zenner, this column also includes the 584 shares of restricted stock received out of his $100,000 Chairman's annual retainer, which he elected to receive 50% in stock. The restricted stock, which had a grant date fair value of $85.62 per share, vests 25% per quarter and was equivalent to approximately 50% of his Chairman's retainer, or $50,000. These restricted shares are issued and outstanding, and, therefore, earn dividends. They are not eligible to be deferred or credited to the Director Deferred Compensation Plan. The remainder of this retainer was paid in cash.

The table below shows the number of outstanding stock awards held by each director at year-end. No directors have any outstanding options.

Outstanding Director Stock Awards at Year-End 2018

Board Member	Unvested Restricted Stock Awards (#)	Vested Annual Stock Awards (#)	Unvested Annual Deferred Stock and Stock-Settled RSU (#)	Total Outstanding Stock Awards (#)
Mark A. Buthman	0	33,918	1,829	35,747
William F. Feehery	0	23,297	1,829	25,126
Thomas W. Hofmann	0	36,787	1,829	38,616
Paula A. Johnson	0	41,622	1,829	43,451
Deborah L. V. Keller	0	2,775	1,829	4,604
Myla P. Lai-Goldman	0	11,464	1,829	13,293
Douglas A. Michels	0	36,982	1,829	38,811
Paolo Pucci	0	3,062	1,829	4,891
John H. Weiland	0	68,610	1,829	70,439
Patrick J. Zenner	292	58,141	1,829	60,262

All Other Compensation

The amounts in the "All Other Compensation" column are Dividend Equivalent Units ("DEUs") credited to accounts under the Director Deferred Compensation Plan and a $3,000 charitable donation made by Paula Johnson, which was matched by the Company's foundation.

Director Deferred Compensation Plan

All non-employee directors may participate in the Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation until their Board service terminates. Deferred fees may be credited to a "stock-unit" account that is deemed invested in our common stock or to an account that earns interest at the prime rate of our principal commercial bank. Stock-unit accounts are credited with DEUs based on the number of stock units credited on the dividend record date.

The value of a director's account balance is distributed on termination of Board service. The value of a director's stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of our common stock on the termination date.

RSUs that a director elects to defer (and all shares of deferred stock) are distributed in shares of stock. Pre-2014 stock units may be distributed in cash in lieu of stock, if a director made an election in 2013. All post-2013 stock units are only distributable in stock. Partial shares are distributed in cash.

Directors may receive their distribution as a lump sum or in up to ten annual installments. Separate elections apply to amounts earned and vested before January 1, 2005 and amounts earned and vested after December 31, 2004, which solely applies to Mr. Zenner. If a director elects the installment option, the cash balance during the distribution period will earn interest at the prime rate of our principal commercial bank and deferred stock and stock-settled units will be credited with DEUs until paid.

The following table summarizes the amounts credited to each Director Deferred Compensation Plan account as of December 31, 2018: All values on the following table are determined by multiplying the number of stock units or shares of deferred stock, as

2019 Annual Meeting and Proxy Statement   |   27

     DIRECTOR COMPENSATION

applicable, by $98.03, the fair market value of a share of stock on December 31, 2018. A portion of the stock units reported below may relate to deferred compensation that has previously been reported in the "Fees Earned or Paid in Cash" column for the year the underlying compensation was earned by the director.

Director Deferred Compensation Plan at Year-End 2018

Board Member	Cash-Settled Stock Units Value ($)	Vested Stock—Settled Unit and Deferred Stock Value ($)	Unvested Deferred Stock and RSU Value ($)	Total Account Balance ($)
Mark A. Buthman	0	3,325,029	179,278	3,504,307
William F. Feehery	0	2,283,811	179,278	2,463,089
Thomas W. Hofmann	0	3,606,186	179,278	3,785,464
Paula A. Johnson	0	4,080,214	179,278	4,259,492
Deborah L. V. Keller	0	271,989	179,278	451,267
Myla P. Lai-Goldman	0	1,123,806	179,278	1,303,084
Douglas A. Michels	815,464	2,809,871	179,278	3,804,613
Paolo Pucci	0	300,188	179,278	479,466
John H. Weiland	2,017,036	4,708,773	179,278	6,905,087
Patrick J. Zenner	0	5,699,565	179,278	5,878,843

28   |   2019 Annual Meeting and Proxy Statement

COMPENSATION COMMITTEE REPORT

Compensation Committee Report

Set forth below is the Compensation Discussion and Analysis, which outlines West's executive compensation programs and policies and how such policies are used to align executive compensation with business performance and shareholder return. This section describes our executive compensation programs for 2018, the compensation decisions made under those programs and the factors considered by the Committee in making those decisions.

In performing its governance function, the Compensation Committee has reviewed and discussed with Management the "Compensation Discussion and Analysis." Based on its review and discussion with Management, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the "Compensation Discussion and Analysis" in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Current Compensation Committee
Douglas A. Michels, Chair Mark A. Buthman William F. Feehery Thomas W. Hofmann
Prepared in consultation with and upon review by members of the Compensation Committee from January 1, 2018 to February 19, 2019
Paolo Pucci John H. Weiland

2019 Annual Meeting and Proxy Statement   |   29

     COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The 2018 Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation program. It details the compensation for each of our Named Executive Officers ("NEOs") and the factors considered by the Committee when making compensation decisions. The NEOs for 2018 are as follows:

  •
  Eric M. Green, President and Chief Executive Officer;

  •
  Bernard J. Birkett, Senior Vice President, Chief Financial Officer and Treasurer;(1)

  •
  David A. Montecalvo, Senior Vice President, Global Operations and Supply Chain;

  •
  Karen A. Flynn, Senior Vice President and Chief Commercial Officer;

  •
  Silji Abraham, Senior Vice President, Chief Digital and Transformation Officer(2); and

  •
  William J. Federici, Former Senior Vice President and Chief Financial Officer and Treasurer.(3)

(1)
Mr. Birkett was hired on June 21, 2018.
(2)
Mr. Abraham was hired on February 26, 2018.
(3)
Mr. Federici stepped down as Chief Financial Officer and Treasurer effective June 21, 2018, but remained Senior Vice President, Finance through December 31, 2018.

Executive Summary: 2018 Performance at a Glance

West's long-term business strategy includes growing and expanding our products and services to meet the unique needs of our customer groups, operating with excellence to drive efficient utilization of our global manufacturing footprint and building the capabilities of our team to address current and future business needs. This strategy will drive our long-term financial construct to grow revenue by six to eight percent annually, and achieve improved profitability year-over-year, in turn creating a sustainable business that will meet the needs of our customers, patients, shareholders, and employees. Our five-year Total Shareholder Return ("TSR") was 207%.

Highlights of our 2018 performance include the following:

  •
  Full-year reported net sales of $1.717 billion, which reflects 7.4% growth over the prior year. At constant currency, organic sales growth was 5.6%.

  •
  Full-year 2018 gross profit margin was 31.8%, a 30-basis point decline from the prior year. While the Proprietary Products segment gross profit margin expanded by 80 basis points, Contract-Manufactured Products segment gross profit margin declined by 280 basis points due to unabsorbed overhead from plant consolidation activities, start-up costs associated with the launch of new programs and unfavorable sales mix.

  •
  Full-year 2018 reported-diluted EPS was $2.74, compared to $1.99 last year. Full-year 2018 adjusted-diluted EPS was $2.81, compared to $2.78 in the prior year. Tax benefits from stock-based compensation contributed $0.19 to full-year 2018 reported and adjusted-diluted EPS, compared to $0.44 to full-year 2017 adjusted-diluted EPS.

  •
  Full-year operating cash flow was $288.6 million, representing a 9.6% increase over 2017 operating cash flow of $263.3 million.

  •
  Capital expenditures in 2018 were $104.7 million, a 20% reduction compared to 2017 capital expenditures of $130.8 million.

In 2018, we continued to make strategic investments to drive the future growth for our business:

  •
  $40.3 million investment in research and development, continuing our focus in device development, elastomeric packaging component enhancements and new formulation development

  •
  Capital investments in Waterford, Ireland; Dublin, Ireland; and Puerto Rico

  •
  Launch of an online Knowledge Center and E-Commerce site, to provide scientific insight and detailed technical information and a consumer-grade shopping experience for customers

  •
  Hiring in key geographies with significant growth opportunities, such as China, India, and Ireland.

The foregoing discussion is qualified by the information contained in the performance graph in our 2018 Annual Report on Form 10-K and the "Financial Measures and Adjustments" section beginning on page 41 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Note:    Please refer to page 2 of this Proxy Statement for important information regarding the above graphics.

2018 Committee Actions and Rationale

Executive Compensation Actions & Results
Reaffirmed West's compensation philosophy of pay-for-performance that aligns executives' incentive compensation with Company performance and stakeholder interests on both a short- and long-term basis, without promoting excessive risk
Further refined the Company's AIP to drive stronger alignment with our business objectives

Revised officer stock ownership requirements requiring officers who have not met their share ownership goals after five years to hold 100% of net shares resulting from any equity award vesting or stock option exercise and have 50% of their annual bonus paid in stock until ownership guideline is met. We also modernized the definition of shares deemed to be beneficially owned.
Eliminated AIP incentive share matching program for officers, effective January 1, 2019
Reaffirmed continuation of the two-comparator group approach used for executive and director pay and pay-for-performance benchmarking
Aligned the effective date of 2018 salary increases for Officers, including the CEO, to March from May (which is the same as all other salaried employees)
Reviewed services and relationship with our Compensation Committee independent consultant (Pay Governance). Based on that review we renewed their contract for a three-year period ending in 2021

Governance and Compensation

Executive Compensation Philosophy

Our compensation philosophy is to provide competitive executive pay opportunities tied to our short-term and long-term success. This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased shareholder value. To achieve these goals, we have adopted the following program objectives:

  •
  Reward achievement of both operating performance and strategic objectives

  •
  Align the interests of West's leaders to those of our investors by varying compensation based on both short-term and long-term business results and delivering a large portion of the total pay opportunity in West stock

  •
  Differentiate rewards based on performance against business objectives to drive a pay-for-performance culture, with a major portion of executive pay based on achievement of financial performance goals

  •
  Promote a balanced incentive focus that does not encourage unnecessary or unreasonable risk-taking

  •
  Be market-competitive to attract and retain highly qualified senior leaders needed to drive a global enterprise

2019 Annual Meeting and Proxy Statement   |   31

Best Practices that Support Our Executive Compensation Philosophy

The Compensation Committee oversees the governance, design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends.

We continue to incorporate leading design and governance practices into our compensation programs.

What We Do	What We Don't Do

✓

Target TDC at the 50th percentile of our comparator group companies

✓

Provide a majority of compensation through performance-based incentives

✓

Conduct realizable-pay-for-performance analyses of our CEO compensation and use tally sheets to provide additional information on the appropriateness and function of our executive pay

✓

Incorporate a "double-trigger" feature requiring termination of employment, in our CIC agreements, which also do not contain tax gross-ups

✓

Require executive officers to meet West stock ownership guidelines and to take a portion of their annual incentive bonus in West shares until ownership guidelines are met

✓

Cancellation or recovery of incentive compensation based on achievement of specified financial results that are the subject of a subsequent restatement or amounts determined to have been inappropriately received due to fraud, misconduct or gross negligence

✓

Incorporated claw-back provisions on amounts determined to have been inappropriately received due to fraud, misconduct or gross negligence

✓

Engage with an independent consultant to review compensation programs and decisions

✗

No hedging, pledging or engaging in any derivatives trading with respect to our common stock

✗

No repricing or exchange of awards without shareholder approval

✗

No individual severance agreements for executive officers other than CEO

✗

No excise tax gross-ups

✗

No guaranteed incentive payouts

✗

No accelerated vesting of equity awards for executive officers

✗

No above-market returns on deferred compensation plans

✗

No executive perks

Say-on-Pay

Each year, we hold a shareholder "Say-on-Pay" advisory vote to assess the support for the compensation of our NEOs as disclosed in our Proxy Statement. In 2018, our Say-on-Pay proposal received more than 96% support, consistent with each of the previous three years.

32   |   2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Design

The specific elements of West's executive compensation programs are:

Element	Objective	Type	Key Features
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market	Cash

•

Annual cash compensation that is not at risk

•

Targeted at the 50th percentile of our compensation comparator groups, with variations based on experience, skills and other factors

•

Reviewed annually with adjustments considered based on level of pay relative to the market, individual and Company performance

Short-Term Annual Incentive	Focuses executives on annual results by rewarding them for achieving key budgeted financial targets

Links executives' incentives with those of shareholders by promoting profitable growth

Helps retain executives by providing market-competitive compensation

Cash

•

Annual cash incentive based on achievement of key business metrics: Revenue, EPS, OCF and Gross Profit

•

Annual award payouts may vary from 0% to 150% of the targeted award based on achievement

•

Threshold performance required to achieve payment is 85% of target performance goal

Long-Term Incentive Compensation (100% Equity)	Aligns executives' interests with those of shareholders by linking compensation with long-term Company and stock price performance that benefits our employees and shareholders

Serves as both an incentive and retention vehicle for executives through multi-year performance share units (PSUs) and stock options

Promotes a balance of longer-term risk and reward, without encouraging unnecessary or unreasonable risk taking

Annual PSU Grant (50% of long-term incentive compensation award fair market value ("FMV"))

•

PSUs are settled three years from the grant date based on business results over a three-year performance period

•

PSUs (inclusive of DEUs) are paid in shares of Company common stock upon vesting

•

The number of shares (inclusive of accrued DEUs) that may be earned over the performance period is based on achievement against target of two equally weighted measures—CAGR and ROIC—and can range from 0% to 200% of the target award

•

Threshold performance required to achieve payment is 70% for each target performance metric

Annual Nonqualified Stock Option Grant (50% of long-term incentive compensation award FMV)

•

Annual awards vest in four equal annual installments and expire 10 years from the grant date

•

Option exercise prices are at or exceed the closing price on the date of grant

•

DEUs are not provided on options

Time-Vesting Restricted Stock Units and Retention Options

•

Typically, only used to attract talented executives who are foregoing compensation from prior employer

•

Provides a retention tool for new executives, provides an immediate ownership stake in the Company and alignment with shareholders through an incentive to increase the stock value

2019 Annual Meeting and Proxy Statement   |   33

     COMPENSATION DISCUSSION AND ANALYSIS

Element	Objective	Type	Key Features
Retirement	Attracts and retains executives by providing a level of retirement income and retirement savings in a tax-efficient manner	Retirement Plan

•

Provides retirement income for eligible participants based on years of service and earnings up to U.S. Internal Revenue Code ("Code") limits

•

Provides a defined-benefit plan to pre-2017 hires that transitioned to a cash-balance plan formula in 2007, which was frozen in December 2018

•

Replaced with a non-elective defined contribution amount to our 401(k) Plan in January 2019

Supplemental Executive Retirement Plan, "SERP"

•

Previously provided retirement income, on a nonqualified basis, in excess of Code limits on the same basis as the Retirement Plan

•

Eligibility was frozen for the SERP in 2017 and benefit accrual ceased in 2018

401(k) Plan

•

Qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to Code limits, and receive a match of 100% on the first 3% and 50% on the next 2% and, in some cases, a non-elective Company contribution

Employee Deferred Compensation Plan

•

Extends, on a nonqualified basis, the 401(k) plan deferrals in excess of Code limits on the same terms and permits deferral of AIP and PSU awards

•

Executives may elect to defer up to 100% of their annual cash compensation

Other Compensation	Perquisites and Other Benefits		• None

Pay Mix

The chart below illustrates the percentage weighting of each compensation vehicle that comprises the 2018 target TDC for the CEO and the average for the other NEOs.

34   |   2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Factors Used in the Compensation Process

Compensation Committee

The Compensation Committee (or the "Committee" in this section of the Proxy Statement) reviews and approves the compensation elements and the compensation targets for each of our executive officers. The Compensation Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. It administers all elements of the Company's LTI plan, and approves the benefits offered to executive officers. Compensation decisions for the CEO are reviewed and approved by the full Board of Directors.

The Committee uses its judgment in making decisions about individual compensation elements and total compensation for our NEOs. This judgment is informed by competitive market data but primarily is focused on each NEO's performance against his or her individual performance objectives, as well as the Company's overall financial performance and the financial performance of the function or areas of operational responsibility for each NEO.

In making its decisions, and with guidance from our independent compensation consultant, Pay Governance, the Committee uses several resources and tools, including competitive market information, compensation trends within our comparator groups, where available, and realizable pay versus performance analysis.

The Committee also reviews "tally sheets" for each of our executive officers as one of the tools to help assess the alignment of NEO pay with our performance and compensation philosophy. The tally sheets include salary, equity and non-equity incentive compensation and the value of compensation that would be paid in various termination scenarios. The tally sheets help the Committee to understand the magnitude and interplay of the various components of our compensation programs.

Finally, the Compensation Committee evaluates the Company's compensation programs on an annual basis to ensure that our plans do not induce or encourage excessive risk-taking by participants.

Management

Our CEO and CHRO annually review with the Compensation Committee the performance of each executive officer and recommend to the Committee annual merit salary adjustments and any changes in annual or long-term incentive opportunities or payouts for these officers, except for the CEO. The Committee considers Management's recommendations along with data and recommendations presented by Pay Governance.

The CHRO serves as the liaison between the Compensation Committee and Pay Governance, providing internal data on an as needed basis so that Pay Governance can produce comparative analyses for the Compensation Committee. In addition, the Company's Human Resources, Finance and Legal Departments support the work of the Compensation Committee by providing information, answering questions and responding to various requests of Committee members as required.

Independent Compensation Consultant

The Committee has engaged Pay Governance as its independent consultant to assist the Committee in evaluating the executive compensation program. The consultant provides no services to us other than advice to the Committee on executive compensation matters (including CIC matters) and to our Nominating and Corporate Governance Committee on director compensation. In 2018, the Compensation Committee reaffirmed Pay Governance to be independent from the Company under the applicable NYSE and SEC regulations.

During 2018, Pay Governance performed the following tasks for the Committee:

  ✓
  Provided competitive market data for the compensation of the executive officer group and provided input to the Committee regarding officer pay recommendations (including the CEO)

  ✓
  Prepared analysis of existing compensation and recommendations related to the compensation to be paid to executive officers hired in 2018

  ✓
  Assessed incentive plan performance difficulty and provided related context regarding performance metric selection

  ✓
  Updated the Committee on executive compensation trends and regulatory developments

  ✓
  Prepared a realizable pay analysis for the CEO

  ✓
  Assisted with the Company's review of our comparator groups

  ✓
  Provided input on compensation program design and philosophy

  ✓
  Monitored trends and analysis in executive and equity compensation

2019 Annual Meeting and Proxy Statement   |   35

     COMPENSATION DISCUSSION AND ANALYSIS

External Benchmarking

In support of our compensation philosophy, we reference the median compensation values of two compensation comparator groups, which we refer to as the "Business Segment Group" and the "Broad Talent Market Group." Data from both the Business Segment Group (which generally is applicable to the CEO and CFO) and Broad Talent Market Group are used to determine competitive pay practices for our CEO and executive officers in a wholistic manner.

The Business Segment Group is composed of public companies with operational and customer characteristics similar to our own business operations. These companies initially are identified by Pay Governance and then approved by the Committee with input from Management based on the following criteria: (1) size (approximately one-half to two times our annual revenues); (2) industry (healthcare equipment/supplies, industrial manufacturing and life sciences tools/services); and (3) operating structure such as:

  •
  Global footprint with multi-plant manufacturing capabilities

  •
  Similar raw materials and products (elastomers, plastics, metals), and similar intellectual property profile

  •
  Similar customer characteristics (complex sales cycle, quality requirements, regulatory requirements)

The Broad Talent Market Group is a larger and broader sampling of size-appropriate companies that participate in the Willis Towers Watson annual executive compensation database. Unlike the Business Segment Group, the Compensation Committee does not select individual members of the Broad Talent Market Group. Companies within the Broad Talent Market Group have annual revenues between 500 million and four billion U.S. Dollars and operate in industries that are similar, but not identical to our own industry. Industries included are: Chemicals and Gases; Electrical and Scientific Equipment and Components; Medical Supplies and Equipment; and, Pharmaceutical and Biotechnology.

Given our size and business portfolio, it is challenging to identify a robust sample of appropriate market compensation peers that fit conventional criteria. Therefore, we believe that using a balance of business and talent market references that reflect companies with which we compete for business and capital, and more broadly, those with which we compete for talent, provides the Committee with decision-quality data and context, and reasonably represents our labor market for executive talent.

Below is a chart that lists each company included in the 2018 Business Segment Group and some key data the Committee considered in making the selection for inclusion. The data below are generally from 2017 public annual reports with respect to each company, with market capitalization data as of December 31, 2018. All amounts are in millions of U.S. Dollars.

Business Segment Group

Company	Industry	Revenue	% of Non U.S. Revenue	Market Capitalization
AptarGroup, Inc. (ATR)	Materials	$2,469	73%	$6,427
Catalent Inc (CTLT)	Pharmaceuticals	$2,075	54%	$5,948
CONMED Corporation (CNMD)	Healthcare Equipment and Services	$796	37%	$2,000
The Cooper Companies, Inc. (COO)	Healthcare Equipment and Services	$2,139	42%	$2,002
DENTSPLY SIRONA Inc. (XRAY)	Healthcare Equipment and Services	$3,993	63%	$9,565
Edwards Lifesciences Corp (EW)	Healthcare Equipment and Services	$2,963	45%	$37,125
Gerresheimer AG (GXI.DE)	Pharmaceuticals, Biotechnology and Life Sciences	$1,406	73%	$2,379
Haemonetics Corporation (HAE)	Healthcare Equipment and Services	$903	43%	$4,315
IDEXX Laboratories, Inc. (IDXX)	Healthcare Equipment and Services	$1,970	20%	$18,066
Avanos Medical (AVNS)*	Healthcare Equipment and Services	$612	23%	$2,063
Integer Holdings Corp (ITGR)	Healthcare Equipment and Services	$1,462	42%	$2,634
Invacare Corporation (IVC)	Healthcare Equipment and Services	$966	56%	$173
ResMed Inc. (RMD)	Healthcare Equipment and Services	$2,066	0%	$14,073
Steris PLc (STE)	Healthcare Equipment and Services	$2,600	26%	$10,208
Teleflex Inc (TFX)	Healthcare Equipment and Services	$2,146	45%	$12,778
Varian Medical Systems (VAR)	Healthcare Equipment and Services	$2,668	51%	$12,061
WEST	Healthcare Equipment and Services	$1,599	54%	$7,591
*
Halyard Health Inc, (HYH) was part of the Business Segment Group; however, they divested part of their business in 2018 and changed their name to Avanos Medical in July 2018.

36   |   2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer Stock Ownership Guidelines

Within five years of appointment, Officers are expected to acquire shares of West common stock with a value equal to the following:

CEO	Other NEOs
6 times base salary	2 times base salary

In 2018, the Compensation Committee reviewed and updated the ownership guidelines to further clarify and align to market practice. The Committee reviewed peer group guidelines and consulted with Pay Governance to identify market practice. The following illustrates the type of equity holdings that count towards stock ownership requirements:

What Counts	What Does Not Count

✓

100% of West shares owned personally or by members of the immediate family sharing the same household

✓

100% of vested shares of West stock held in a qualified or non-qualified deferred compensation plan

✓

60% of unvested RSUs

✓

Unrestricted bonus stock, not a part of matching contributions but subject to matching contribution holding requirements

✗ Unvested stock options and PSUs ✗ Unexercised, vested stock options ✗ Restricted bonus stock subject to matching contribution holding requirements

Until individual share ownership goals are met, executives will receive 25% of their annual bonus in West stock. If after five years the required share ownership has still not been met, the officer must hold 100% of net shares resulting from any equity award vesting or stock option exercise and will have 50% of their annual bonus paid in stock.

As of December 31, 2018, other than Ms. Flynn and the now-retired Mr. Federici, neither the CEO nor the other NEOs had yet met the holding requirements; however, all are within the five-year attainment period. Mr. Green is targeted to meet the guideline in 2019. Mr. Montecalvo has until 2021 to meet the guidelines, and Mr. Birkett and Mr. Abraham have until 2023.

The Impact of Business Results on our 2018 Incentive Plans

We have designed our compensation programs to align the pay of our senior executives with both short-term and long-term financial results and the performance of our stock. As such, the majority of pay for our CEO and other NEOs is performance-based and is impacted by our financial results and stock price performance. During 2018, 17% of Mr. Green's TDC was variable based on short-term business performance and 66% was based on long-term goals. For our other executives, approximately 23% of their TDC was variable based on short-term business performance and 42% was based on long-term goals

As a result of below target financial performance in 2018, we paid out less than 100% on both our short- and long-term incentive plans.

Our AIP paid out at 93.1% of target for the Corporate plan, and at 93.8% and 87.3% for the Commercial and Global Operations plans, respectively, as our results were slightly behind target for all performance metrics. Specifically, our constant-currency sales growth of 5.6% was lower than our annual growth expectation of between 6% to 8%. Also, the mix of products sold favored our Contract-Manufactured Products segment, which generates a lower profit margin than our Proprietary Products Segment, and ultimately resulted in below target consolidated gross profit and earnings per share.

Our LTI plan is equally based on achieving CAGR on sales and ROIC targets. The payout for the 2016-18 performance period was 49.39% as our CAGR for this period was 6.55% (versus a target of 9.80%) and did not meet the minimum threshold for payout on 50% of the target award. Our ROIC for this performance period was 12.21% versus a target of 12.30%.

2019 Annual Meeting and Proxy Statement   |   37

     COMPENSATION DISCUSSION AND ANALYSIS

Incentive Compensation: Important Facts about our Incentive Targets

As in previous years, the Compensation Committee evaluates and decides upon the appropriate financial measures using the following principles:

  •
  Alignment with our growth strategy, supporting profitable growth while generating significant cash from operations; and driving long-term value creation for our customers, employees, investors and shareholders

  •
  Provide a clear line of sight to the stated goals of the Company, so that the targets are clearly understood and can be affected by the performance of our executives and employees

  •
  Attainable targets, but with a sufficient degree of "stretch" to support growth

  •
  Consistent with market practice

  •
  Currency neutral on revenue in order to measure the underlying results of the business and help to ensure business leaders are making decisions that drive long-term sustainable growth rather than addressing short-term currency fluctuations or items impacting comparability

  •
  We make limited adjustments to metrics. At times, adjustments may need to be made when calculating results for awards such as for changes in financial accounting reporting regulations and costs and other financial implications associated with corporate transactions.

We continually test the robustness of our incentive targets and performance payout curves. The setting of our performance payout curves considers the following:

  •
  Performance levels necessary to achieve our long-term goals and deliver superior shareholder returns

  •
  The likelihood of achieving various levels of performance based on historical and anticipated future results

  •
  Metrics, program designs and results at companies in our Business Segment Group

  •
  Performance relative to our Business Segment Group and anticipated industry trends

The Compensation Committee annually reviews the target setting process to ensure adherence to our principles. This analysis is aided by a retrospective review of our performance compared to that of our competitors and is performed annually by the Board's independent compensation consultant, Pay Governance.

For 2018, we measured the following key financial metrics:

Plan	Financial Metric	Rationale

	Earnings per Share	A comprehensive measure of income and provides an emphasis on profitable growth while focusing managers on expense control

	Consolidated Revenue	Provides a clear line-of-sight target for all members of our executive officer team as we strive to create value by growing our sales

AIP	Operating Cash Flow	Provides a focus on generating cash in the short term to fund operations, research and capital projects and focuses managers on cash generation

	Consolidated Gross Profit	Provides focus on targeting efforts on higher value product growth and improving operating efficiencies in our production facilities

LTI	Compounded Annual Growth Rate	Provides an objective measure of revenue growth

	Return on Invested Capital	Drives efficient and disciplined deployment of capital

Note: All metrics are measured at actual foreign currency exchange ("FX") rates except for Consolidated Revenue, which is measured at budget FX rates to remove the impact of currency fluctuations and allow for a year-to-year comparison.

38   |   2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our Annual Incentive Compensation

Target Setting

At the beginning of each year, the Compensation Committee and the Board review and approve West's annual business objectives and set the metrics and weightings for the annual incentive program to reflect current business priorities. These objectives translate to targets for West and for each business unit for purposes of determining the target funding of the AIP. Performance against business objectives determines the actual total funding pool for the year, which can vary from 0% to 150% of total target incentives for all executives.

Our reported results may be adjusted when comparing to AIP targets for unusual events outside the control of management including changes in accounting standards, tax regulations and currency devaluations. We may also exclude certain transactions such as material acquisition or disposition costs including restructuring charges particularly if these items were not included in the performance target. All adjustments are reviewed with and approved by the Compensation Committee. For 2018, the adjustments made were:

  •
  Revenue is reflected at budgeted foreign currency exchange rates

  •
  EPS excludes $0.08 for restructuring and related charges, $0.02 for the Argentina currency devaluation charge, and a ($0.03) net tax benefit due to the impact of tax law changes

  •
  EPS also excludes an unbudgeted tax benefit of $0.19 on stock compensation and $0.12 for the unbudgeted favorable impact of tax rate reduction associated with the U.S. Tax Cuts and Jobs Act of 2017 signed into law on December 22, 2017 (the "2017 Tax Act")

Target Awards

The target annual incentive awards for our NEOs are set as a percentage of base salary. Target awards are reviewed annually to ensure alignment with our compensation philosophy to target each compensation element and TDC at the market median. Variances from this goal are based on an evaluation of competitive market data, internal equity considerations and individual performance. Our payout curve is structured to reflect our philosophy that Management should be rewarded for meeting or exceeding goals and payouts diminish or are withheld when targets are missed.

The formula to determine each NEO's AIP total potential payment is as follows:

2019 Annual Meeting and Proxy Statement   |   39

     COMPENSATION DISCUSSION AND ANALYSIS

The payout factor is a pre-established multiplier that corresponds, on a sliding scale, to the achievement percentage of the AIP target objective so that if actual performance is less than target, the multiplier decreases on a sliding scale based on the achievement percentage and is based on the following chart:

Achievement %	Payout factor
<85%	0
85%	50.0%
95%	83.3%
100%	100.0%
105%	116.7%
110%	133.3%
≥115%	150.0%

Achievement that falls between any two achievement percentages is straight-line interpolated. The Compensation Committee has discretion to positively or negatively adjust payout to account for exceptional circumstances.

The Compensation Committee reviews the AIP scoring and adjustments made and approves the AIP funding level.

2018 earned incentives for each of our NEOs is shown below:

Plan	NEO	Metric	Weight	Target	Performance	% Target Achieved	% Payout	Earned Incentive
Corporate	Eric M. Green	Consolidated Revenue	20.0%	$1,726.1	$1,701.3	98.6%	95.3%	93.1%
	Bernard J. Birkett	EPS	60.0%	$2.57	$2.50	97.3%	91.0%
	William J. Federici Silji Abraham	Operating Cash Flow	20.0%	$293.1	$290.8	99.2%	97.3%
Commercial—Global	Karen A. Flynn	Consolidated Revenue	50.0%	$1,726.1	$1,701.3	98.6%	95.3%	93.8%
		EPS	40.0%	$2.57	$2.50	97.3%	91.0%
		Operating Cash Flow	10.0%	$293.1	$290.8	99.2%	97.3%
Global Operations	David A. Montecalvo	Consolidated Gross Profit	40.0%	$584.5	$545.4	93.3%	77.6%	87.3%
		Consolidated Revenue	10.0%	$1,726.1	$1,701.3	98.6%	95.3%
		EPS	30.0%	$2.57	$2.50	97.3%	91.0%
		Operating Cash Flow	20.0%	$293.1	$290.8	99.2%	97.3%

40   |   2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Financial Measures and Adjustments

EPS growth for AIP purposes differs from the EPS reported in our Earnings Release under U.S. GAAP and is best explained by reconciling the results used for calculating AIP payments to U.S. GAAP and the Earnings Release. A reconciliation of the financial measures used for the AIP to our Earnings Release financials allows for a meaningful comparison. The following table contains unaudited reconciliations of 2018 U.S. GAAP Consolidated Revenues, OCF and Reported Diluted EPS to Adjusted Revenue, Adjusted OCF, and Adjusted Diluted EPS for AIP purposes relating to the 2018 AIP Performance Metrics and Achievement Table above. There were no other adjustments.

2018 Consolidated Performance

Reported Diluted EPS(1)	$2.74
Restructuring and related charges	0.08
Argentina currency devaluation charge	0.02
Tax law changes	(0.03)
Adjusted Diluted EPS per Earnings Release	$2.81
Tax Benefit Stock Compensation(2)	(0.19)
Tax rate reduction(2)	(0.12)
Adjusted Diluted EPS for AIP purposes	$2.50

Operating Cash Flow (in millions)	$288.6
Restructuring & related charges	2.2
Adjusted OCF for AIP purposes	$290.8

Consolidated Revenue (in millions)	$1,717.4
Foreign-exchange impact vs. budget	(16.1)
Adjusted Revenue for AIP purposes	$1,701.3

(1)
A full discussion of components of Adjusted Diluted EPS is found in our fourth-quarter and full-year 2018 earnings press release filed on Form 8-K with the SEC on February 14, 2019.

(2)
These items were not included in the budgeted EPS target and are deducted for purposes of comparing actual results to our performance targets for the AIP.

Our Long-Term Equity Incentive Compensation

Target Setting

The targets for West's PSUs are set at the beginning of each three-year performance period, taking into account West's financial model shared with investors and the annual budget as approved by the Board. At the end of the three-year period, the score is calculated based on results against the predetermined targets equally weighted. We use CAGR and ROIC as our performance measures for determining PSU payouts. Each metric is weighted equally because we believe CAGR and ROIC are equally important in creating shareholder value over the long-term.

The metrics, goals and weightings for the performance period 2018—2020 are:

2018—20 PSU Performance Period Targets

Metric	Threshold	Target	Maximum (200%)
CAGR	4.90%	7.00%	10.50%
ROIC	9.45%	13.5%	20.25%

2019 Annual Meeting and Proxy Statement   |   41

     COMPENSATION DISCUSSION AND ANALYSIS

Target Awards

LTI compensation opportunities for our executives, including the NEOs, are entirely equity-based. Each NEO's annual target award is split into two equal amounts, which are then used to determine the number of stock options and PSUs awarded to the executive. The value of each stock option is determined under the Black-Scholes valuation method. The value of each PSU is determined by our stock price at the grant date. The actual or realized value of these awards in future years will vary from this target amount based on share price, ROIC and CAGR performance over time. Please refer to Note 13 of our annual report on Form 10-K for a complete discussion of our stock-based compensation.

The use of stock options is intended to align our executives' longer-term interests with those of our shareholders because options deliver value to the executive only when and to the extent that share price exceeds the exercise price of the option. Therefore, options provide a strong performance-based link between shareholder value and executive pay.

PSUs entitle the recipient to receive common shares based on achievement of three-year CAGR and ROIC targets.

The value of each NEO's long-term grant is determined by the Committee based on its review of peer-group market data, the executive's role and responsibilities, his or her impact on our results, advancement potential, retention considerations and, in principle, is targeted to the market median.

Performance Share Units

The number of shares earned under the PSUs is based on achievement of CAGR and ROIC targets. Each PSU award agreement contains a target payout for the recipient. The number of shares an executive earns at the end of a performance period is calculated by multiplying the target number of PSUs awarded at the beginning of the period times the applicable "payout factor" for each performance metric by the weighting for that performance metric.

Performance Achievement (% of Target)	Payout factor
<70%	0
70%	50%
85%	75%
100%	100%
110%	120%
125%	150%
≥150%	200%

The Compensation Committee approves the determination of actual achievement relative to pre-established targets and the number of PSUs is adjusted up or down from 0% to 200% based on the approved actual achievement. The Committee reserves the right to negatively or positively adjust payouts under exceptional circumstances.

Equity Award Grant Practices

Under the Committee's equity-based awards policy and procedures, equity awards to NEOs normally are made once per year. The Company's policy on equity grants contains rules on determining (1) the grant date of equity awards (at least two business days following the release of our annual results for the preceding fiscal year) and (2) the exercise price of stock options granted by the Committee (which must be at least equal to the closing price of our stock on the grant date).

42   |   2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2018 Compensation Decisions

In the first quarter of each year, the Compensation Committee meets to determine CEO and Executive Officers' pay decisions for base salary, AIP and LTI award grants reflecting both prior year performance and appropriate positioning versus the representative peer group(s).

2018 Compensation Decisions for our CEO

Our compensation strategy supports West's business imperatives. It is designed to ensure:

  •
  That executives balance short-term objectives against long-term priorities

  •
  Alignment with stockholder interests

  •
  The Company is able to attract and retain the leadership needed to deliver strong results

Pay decisions were made in the context of our financial performance relative to our goals while also taking into account (1) the organizational transformation made in 2016 from a regional, product-led management approach to a market-led globally integrated enterprise, and (2) the steps taken to strengthen West's position for the future.

The Chair of the Compensation Committee works directly with the Committee's Compensation Consultant to provide a decision-making framework for use by the Committee in determining incentive plan payouts and setting target compensation opportunities for the CEO. This framework considers, among other things:

  •
  Assessment of the CEO's performance against objectives in the prior year, both qualitative and quantitative

  •
  Progress against strategic objectives

  •
  West's total performance over a multi-year period

  •
  Competitive benchmark analysis, and other relevant information

President and Chief Executive Officer: Eric M. Green In role since April 2015

2018 Performance Highlights

•

Continued the transformation of the Company to operate as a market-led organization, and spearheaded the globalization of the Company's operations

•

Delivered full-year 2018 reported net sales of $1.72 billion, representing growth of 7.4% over the prior year and constant-currency organic sales growth of 5.6%; and full-year 2018 adjusted-diluted EPS of $2.81, compared to $2.78 in the prior year

•

Expanded operating cash flow to $288.6 million, representing a 9.6% increase over 2017 operating cash flow of $263.3 million.

•

Reduced capital expenditures in 2018 to $104.7 million, a 20% reduction compared to 2017

•

Drove geographic expansion in emerging markets with >15% growth in Asia Pacific

•

Continued build-out of leadership team to support the growth of enterprise and infused new executive talent throughout the Company

2018 Compensation Decisions

•

Base Salary: The Compensation Committee approved an increase in salary from $850,000 to $885,000 (4.1% increase) based upon business performance, targeted market-pay positioning, and the external market data on competitive pay levels provided by Pay Governance.

•

AIP Target Opportunity: 105%, flat from 2017, representing target opportunity of $929,250, which was found to be market-competitive.

•

2018 AIP Payout (paid in February 2019): $865,132 representing 93.1% of target. No individual performance adjustment applied. The payout level considered significant progress in the implementation of West's enterprise strategic plan, positive financial performance, and his leadership in continuing optimization of the West's manufacturing facilities. In addition, the Board noted significant personal leadership of the CEO in attracting new executive talent into the Company, developing next generation leaders, and for setting the standards for workplace diversity and inclusion.

•

LTI Award for 2018–20 Performance Period: $3,500,000 grant date fair value, split 50% stock options and 50% PSUs.

For 2018, at target, 83% of Mr. Green's pay was at risk and subject to attainment of specific performance goals. With these changes, Mr. Green's annual TDC opportunity increased 12.1%, from $4,742,500 in 2017 to $5,314,250 in 2018, but remained slightly below market median of the peer group.

2019 Annual Meeting and Proxy Statement   |   43

     COMPENSATION DISCUSSION AND ANALYSIS

2018 NEO Compensation Decisions

The Compensation Committee also approved the compensation recommendations put forward by the CEO for the following NEOs, noting overall performance against business objectives in the year, both qualitative and quantitative. The compensation level of each NEO was reviewed based on the representative peer group and the external survey data. Based on the Committee's targeted pay positioning, the evaluation of each NEO's performance, and the external market data on competitive pay levels provided by Pay Governance, the Committee made the following decisions.

Senior Vice President, Chief Financial Officer and Treasurer: Bernard J. Birkett Hired June 21, 2018

2018 Performance Highlights

•

Engaged with analysts and investors, including presentations at five major investor conferences and developed a proactive relationship with Audit Committee, Finance Committee and Board

•

Led plan to change our pension plan investment strategy resulting in less future exposure to market fluctuations

•

Made improvements to our financial planning and analysis capabilities and updated internal succession plans including recruitment of key positions to better support the business

•

Implemented tax strategies resulting in a reduction of our effective tax rate

•

Drove implementation of new revenue recognition rules effective in 2018 and made substantial progress on implementing new lease accounting rules effective in 2019

2018 Compensation Decisions

•

Base Salary: $550,000

•

AIP Target Opportunity: 70% of base salary, prorated based on Mr. Birkett's period of employment in 2018

•

2018 AIP Payout (paid in February 2019): $190,511, representing 93.1% of target when accounting for proration

•

LTI Award for 2018–20 Performance Period: $625,000 grant date fair value, split 50% stock options and 50% PSUs as provided to other recently hired officers and required to off-set loss of equity from previous employer

•

Retention Equity: One-time retention equity of $1,000,000 grant date fair value RSU award with 4-year pro rata annual vesting through June 2022

•

Sign-on Bonus: $390,000 in cash, subject to a two-year repayment obligation, pursuant to which if Mr. Birkett terminates his employment with the Company for any reason other than a constructive termination (and in the absence of death or any disability), or if we terminate Mr. Birkett's employment with cause, all as defined in his employment agreement, on or prior to the second anniversary of the start date (June 21, 2018), then Mr. Birkett agrees to fully repay the sign-on bonus paid by us.

Mr. Birkett's target compensation for base salary, bonus and LTI was set using the Compensation Committee's standard approach with focus on market-competitiveness, attraction and internal equity considerations. In addition to those elements, additional compensation was provided to address loss of annual bonus and outstanding equity at his former employer, to address the change from ex-patriate status to local hire and to motivate and attract him to the opportunity.

For 2018, at target, 67% of Mr. Birkett's pay was at risk and subject to attainment of specific performance goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Senior Vice President, Global Operations and Supply Chain: David A. Montecalvo In role since September 2016

2018 Performance Highlights

•

Developed and executed the Global operations strategy, which has resulted in a in significant improvements in safety, quality, and on-time delivery

•

Exceeded cost down objective, driven by efficiencies from key strategic initiatives which drove gross margin expansion in our Proprietary Products Segment

•

Implemented Global supply chain initiatives which optimized worldwide inventories, established a supplier excellence program with key customers, and lowered costs by executing a procurement strategy

•

Established and Implemented a "One West" Business system in Global Operations. Key areas of implementation were (1) global asset utilization supporting reduction of cash outlay for capital expenditures; (2) Maturity modeling across the plants with continuous improvement metrics and (3) Global Lean training systems across the enterprise

2018 Compensation Decisions

•

Base Salary: 6.0% increase, raising base to $405,000 from $382,000

•

AIP Target Opportunity: 65% of base salary, reflecting a 5% increase from 2017, representing a target opportunity of $263,250

•

2018 AIP Payout (paid in February 2019): $264,290 representing 87.3% business unit performance and a 115% individual performance adjustment, which reflects Mr. Montecalvo's success in driving efficiency and gross margin expansion in our Proprietary Products segment as well as implementing higher levels of automation throughout our Proprietary Products segment manufacturing operations and developing a foundation for next generation manufacturing technology

•

LTI Award for the 2018–20 Performance Period: $400,000 grant date fair value award—flat from 2017 and split 50% stock options and 50% PSUs. In addition, Mr. Montecalvo received a one-time $400,000 grant date fair value retention LTI award, granted in the same form as his annual grant.

All adjustments to compensation were based in part on the business performance and increased responsibilities due to the consolidation of all operations (Innovation & Technology and Contract Manufacturing Operations) along with the transfer of Global Procurement from Finance to Global Operations.

For 2018, at target, 62% of Mr. Montecalvo's pay was at risk and subject to attainment of specific performance goals.

Senior Vice President and Chief Commercial Officer: Karen A. Flynn In role since February 2016

2018 Performance Highlights

•

Achieved constant-currency organic sales growth of 5.6%, led by double-digit growth in the Contract-Manufactured Products segment and high-single digit growth in the Generics market unit. Proprietary Products segment growth was below our targeted expectations.

•

Continued market penetration, with customers selecting important new high-value products including AccelTRATM and NovaPure® elastomer components, the SelfDose® patient-controlled injection device, and Daikyo Crystal Zenith® containment systems. West high value product components sales grew high single digits

•

Expanded West's full-service offerings, with the introduction of West's Integrated Solutions Program, which includes West's full breadth of services to support customers in their development of new drug products

•

Continued to make it easier for customers to do business with West through a multi-functional customer satisfaction improvement program, including the advancement of digital customer engagement initiatives and the launch of West's online knowledge center

2018 Compensation Decisions

•

Base Salary: 3.1% increase, raising base to $495,000 from $480,000

•

AIP Target Opportunity: 70% of base salary, flat from 2017, representing target opportunity of $346,500

•

2018 AIP Payout (paid in February 2019): $260,014 representing 93.8% business unit performance and an 80% individual performance adjustment due to underperformance as compared to target in revenue and gross profit

•

LTI Award for 2018–20 Performance Period: $700,000 grant date fair value, flat from 2017 and split 50% stock options and 50% PSUs

For 2018, at target, 68% of Ms. Flynn's pay was at risk and subject to attainment of specific performance goals.

2019 Annual Meeting and Proxy Statement   |   45

     COMPENSATION DISCUSSION AND ANALYSIS

Senior Vice President, Chief Digital and Transformation Officer: Silji Abraham Hired February 26, 2018

2018 Performance Highlights

•

Developed a comprehensive strategy for the digitalization of West

•

Restructured the Digital and Transformation organization, optimized cost structure and built depth in software engineering talent to enable the future digitization journey

•

Established West's first Digital Technology Center in Bangalore to undertake the digitization across internal and external experiences and product platforms in a sustainable manner

•

Successfully launched West's first e-commerce platform utilizing agile implementation methodology as the foundation of future digital experience for customers

•

Developed a comprehensive cybersecurity monitoring and information protection framework across the organization

2018 Compensation Decisions

•

Base Salary: $410,000

•

AIP Target Opportunity: 65% of base salary, prorated based on Mr. Abraham's period of employment in 2018

•

2018 AIP Payout (paid in February 2019): $241,552, representing 93.1% of target when accounting for proration and adjusted 115% to reflect performance during the year. The adjustment reflects Mr. Abraham's success in quickly developing and executing a strategy for the digitalization of West during his short tenure and significantly reducing the function's operating expense.

•

LTI Award for the 2018–20 Performance Period: $400,000, split 50% stock options and 50% PSUs as provided to other recently hired officers and required to off-set loss of equity from previous employer.

•

Sign-on RSU Award: One-time $400,000 grant date fair value RSU with 3-year pro rata annual vesting through February 2021.

Mr. Abraham's target compensation for base salary, bonus and LTI was set using the Compensation Committee's standard approach with focus on market-competitiveness, attraction and internal equity considerations. In addition to those elements, additional compensation was provided to motivate and attract Mr. Abraham to join West.

For 2018, at target, 62% of Mr. Abraham's pay was at risk and subject to attainment of specific performance goals.

Former Chief Financial Officer and Treasurer. William J. Federici, Retired as of December 31, 2018

2018 Performance Highlights

On June 21, 2018, Mr. Federici stepped down as CFO and announced his retirement from West effective as of December 31, 2018. As of that date, Mr. Federici moved to an advisory role assisting the CEO and ensuring a successful transition of his duties to the new CFO, Mr. Birkett. In addition, Mr. Federici elected to participate in West's Transition Retirement Program that is afforded to all U.S.-based employees, effective from October 2, 2018 until December 31, 2018.

2018 Compensation Decisions

•

Base Salary: No increase was provided to Mr. Federici in 2018 as his base salary was deemed competitive against our peer groups and his retirement was expected during 2018.

•

AIP Target Opportunity: 70% of base salary, flat from 2017, representing target opportunity of $365,175 based on his participation in the transition to retirement program

•

2018 AIP Payout (paid in February 2019): $339,978, based on 93.1% corporate performance

•

LTI Award for the Period of 2018–20: Flat at $700,000 grant date fair value split 50% stock options and 50% PSUs.

Given Mr. Federici's qualifying retirement from West and per the terms of our retirement plan, Mr. Federici maintains the full vesting terms of all previous vested awards and unvested awards continue to vest as per the terms of the award agreement. With Mr. Federici's retirement, his CIC Agreement, which was our last agreement with a single-trigger and a gross-up provision, terminated by its terms.

46   |   2019 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Practices

Post-Employment Compensation Arrangements

During 2018, NEOs hired on or before January 1, 2017 (Mr. Green, Ms. Flynn, Mr. Montecalvo and Mr. Federici) participated in our defined benefit retirement plan and all NEOs were eligible to participate in our defined contribution retirement plan for all employees. In addition to the standard benefits available to all eligible employees, we maintain nonqualified retirement plans in which these executives participate in the same capacity as eligible salaried employees.

All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which limits the benefit to participants whose compensation exceeds these limits. The nonqualified retirement plans offered by the Company provide benefits to key salaried employees, including each NEO, using the same benefit formulas as the tax-qualified plans but without regard to the compensation limits and maximum benefit accruals for tax-qualified plans.

We also provide our NEOs with benefits upon termination in various circumstances, as described under "Estimated Payments Following Termination" and "Payments on Termination in Connection with a Change-in-Control" sections below.

We believe that our existing arrangements help executives remain focused on our business in the event of a threat or occurrence of a CIC and encourage them to act in the best interests of the shareholders in assessing and implementing a transaction. With regard to Mr. Green's severance arrangement, we believe severance pay is necessary to attract and retain a quality CEO candidate and that the benefits of securing a release of claims, cooperation and non-disparagement provision from Mr. Green upon an involuntary termination are significant.

Beginning with agreements entered into after 2010, the Company eliminated excise tax gross-ups and single-triggers under these types of agreements. With Mr. Federici's retirement, no remaining current agreement includes an excise tax gross-up or permits payment in the event of voluntary termination without good reason. All current agreements include a cutback in payments and benefits if the NEO would be in a more favorable after-tax position and no benefits upon a voluntary resignation that is not due to "good reason."

Mr. Green has a separate employment agreement that contains many similar provisions to the CIC, but also includes other terms and conditions that resulted from negotiations relating to compensation and termination.

The terms and conditions of all these agreements are described in more detail in the Compensation Tables section of this Proxy Statement.

Personal Benefits

The benefits provided to our NEOs are generally the same as or consistent with those provided to our other salaried employees.

Retention Cash

Occasionally, the Committee pays signing and retention bonuses in cash. These bonuses may have repayment obligations. The primary purpose of these payments is to replace equity or cash payments a new officer will forfeit from his/her former employer upon joining West.

Realizable Pay Analysis

The Committee works with Pay Governance to review pay granted and realizable by the CEO in the context of West's performance. Realizable pay is calculated using actual bonuses earned, end of period stock values and in-the-money value of stock options granted during the year. It takes a retrospective look at pay versus performance. The analysis showed that there was a high correlation between the realizable pay earned by our CEO and the Company's performance as measured by TSR, CAGR, ROIC and similar financial metrics compared to other members in our Business Segment Group. The Committee determined this analysis is consistent with its pay-for-performance philosophy and that our incentive plans are operating as intended.

Risk Considerations in Our Compensation Programs

The Committee has reviewed our compensation policies and practices for our officers and employees and concluded that any risks arising from these policies and programs are not reasonably likely to have a material adverse effect on the Company. The Committee believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the Company and our shareholders over the long term.

2019 Annual Meeting and Proxy Statement   |   47

     COMPENSATION DISCUSSION AND ANALYSIS

Our compensation policies and procedures are applied uniformly to all eligible participants. By targeting both company-wide and business-unit performance goals in our annual bonus plans and long-term compensation, we believe we have allocated our compensation between base salary and short- and long-term target opportunities in a way that does not encourage excessive risk-taking by our employees.

Policy on Hedging and Pledging

We prohibit directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which would allow them to continue to own our common stock, but without the full risks and rewards of ownership. We also prohibit directors, NEOs and other senior employees from engaging in pledging, short sales or other short-position transactions in our common stock.

Impact of Tax and Accounting Treatment

The Compensation Committee selects compensation vehicles that will, in its view, create the best link between pay and performance. Generally, the accounting and tax treatments of executive compensation has not been a significant factor in the Compensation Committee's decisions regarding the amounts or types of compensation paid. Our programs have been designed, where appropriate and consistent with our compensatory goals to maximize deductibility under applicable tax law. The Committee also considers the impact of changes to accounting regulations and tax law, such as the Tax Cut and Jobs Act of 2017, when reviewing elements of compensation, including equity and other performance-based awards.

48   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

Compensation Tables

The following tables, narrative and footnotes discuss the compensation of the NEOs during 2018.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation	Total
Eric M. Green	2018	879,615	-	1,776,454	1,750,014	865,132	64,977	42,621	5,378,813
President & Chief Executive	2017	824,038	-	1,526,814	1,500,071	748,808	95,660	61,172	4,756,563
Officer	2016	749,039	-	1,026,285	1,000,020	738,575	70,066	64,142	3,648,127
Bernard J. Birkett(3)	2018	279,231	390,000	1,312,465	312,529	190,511	-	319,060	2,803,796
SVP, CFO &
Treasurer Finance
David A. Montecalvo	2018	401,461	-	407,135	400,037	264,290	30,296	16,392	1,519,611
SVP Global Operations	2017	377,846	-	202,251	199,923	166,399	27,403	140,522	1,114,344
& Supply Chain
Karen A. Flynn	2018	492,692	-	350,044	350,003	260,014	16,029	28,446	1,497,228
SVP & Chief	2017	469,615	-	500,069	499,952	281,904	112,801	38,306	1,902,647
Commercial Officer	2016	439,881	-	350,027	350,005	309,960	91,642	27,162	1,568,677
Silji Abraham(4)	2018	339,038	68,333	599,972	199,985	241,552	-	42,640	1,491,520
SVP & Chief Digital
& Transformation Officer
William J. Federici(5)	2018	491,062	-	350,044	350,003	339,978	89,626	24,597	1,645,310
Former SVP, CFO	2017	535,462	-	349,990	350,045	340,424	270,150	31,333	1,877,404
& Treasurer	2016	517,264	-	350,027	350,005	375,244	249,457	21,616	1,863,613

(1)
These amounts represent a sign-on cash bonus paid to Mr. Birkett upon hire and a lump-sum relocation allowance for Mr. Abraham.

(2)
These amounts are an estimate of the increase in actuarial present value of each of our NEO's age 65 accrued benefit under our retirement plans for 2018. Amounts are payable only when a participant's employment terminates, and may be reduced if benefits are commenced prior to age 65. Assumptions underlying the estimates are described under the 2018 Pension Benefits Table.

(3)
Reflects partial year of compensation based on Mr. Birkett's hire date of June 21, 2018.

(4)
Reflects partial year of compensation based on Mr. Abraham's hire date of February 26, 2018.

(5)
Mr. Federici stepped down as Chief Financial Officer and Treasurer effective June 21, 2018, but remained Senior Vice President, Finance through December 31, 2018.

2019 Annual Meeting and Proxy Statement   |   49

     COMPENSATION TABLES

Stock Awards

Stock Awards Grant Date Fair Value (Target) 2016-18

	2018			2017		2016

Name	PSU Awards ($)	Incentive Shares ($)	RSU Awards ($)	PSU Awards ($)	Incentive Shares ($)	PSU Awards ($)	Incentive Shares ($)
Eric M. Green	1,750,042	26,412	—	1,500,039	26,774	999,984	26,301
Bernard J. Birkett	312,549	—	999,915	—	—	—	—
David A. Montecalvo	399,974	7,161	—	200,078	2,173	—	—
Karen A. Flynn	350,044	—	—	500,069		350,027	—
Silji Abraham	199,991	—	399,981	—	—	—	—
William J. Federici	350,044	—	—	349,990	—	350,027	—

PSU and Incentive Share terms and conditions are described in the "Compensation Discussion and Analysis" section of this Proxy Statement. Each share is valued as of the grant date. The table below shows the maximum payout for PSU awards made in 2018, 2017 and 2016.

Stock Awards PSU Grant Date Maximum Value 2016-18

Name	2018 ($)	2017 ($)	2016 ($)
Eric M. Green	3,500,083	3,000,078	1,999,968
Bernard J. Birkett	625,098	—	—
David A. Montecalvo	799,947	400,155	—
Karen A. Flynn	700,088	1,000,138	700,010
Silji Abraham	399,981	—	—
William J. Federici	700,088	699,979	700,010

50   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

Option Awards

The amounts in the "Option Awards" column reflect the grant date fair value in each year, computed according to FASB ASC Topic 718. We use the Black-Scholes option pricing model to calculate grant date fair value based on the following assumptions for the named recipients:

Option Awards FASB ASC Topic 718

	Jun 21, 2018	Feb 26, 2018	Feb 20, 2018	Feb 21, 2017	Sept 26, 2016	Feb 23, 2016
Expected Life (Years)	5.6	5.6	5.6	5.9	5.9	5.9
Rick-Free Interest Rate	2.63%	2.64%	2.68%	2.05%	1.25%	1.35%
Dividend Yield	0.89%	0.74%	0.71%	0.72%	0.70%	0.94%
Expected Volatility	20.71%	19.69%	19.69%	19.90%	19.60%	20.40%
Black-Scholes Value	$22.51	$19.01	$19.95	$17.94	$13.89	$11.53
Recipients	Birkett	Abraham	Green Federici Flynn Montecalvo	Green Federici Flynn Montecalvo	Montecalvo	Green Federici Flynn

For a more detailed discussion of the assumptions used to calculate grant date fair value for our options, refer to Note 13 to the consolidated financial statements included in our 2018 Annual Report.

Non-Equity Incentive Plan Compensation

The amounts in the "Non-Equity Incentive Plan Compensation" column are AIP awards made with respect to 2018 performance. AIP awards are paid in cash, except participants may elect to have up to 100% paid in Company common stock on a pre-tax or after-tax basis.

Mr. Green, Ms. Flynn and Mr. Federici each had their awards paid in cash.

Mr. Birkett, Mr. Montecalvo and Mr. Abraham all elected to receive 25% of their after-tax bonus award in stock. The table below details the shares granted as of March 1, 2019 based on a per-share grant price of $106.14.

The values of these shares are not included in this column, but will be included in our 2020 Proxy Statement in the "Stock Awards" column, and, if deferred, will also be reflected in next year's "Nonqualified Deferred Compensation Table."

NEO	Shares Granted	Grant Date Fair Market Value	Restricted Incentive Shares Granted	Grant Date Fair Market Value
Bernard J. Birkett	308	$32,691	77	$8,173
David A. Montecalvo	421	$44,685	105	$11,145
Silji Abraham	382	$40,545	95	$10,083

2019 Annual Meeting and Proxy Statement   |   51

     COMPENSATION TABLES

All Other Compensation

The amounts in the "All Other Compensation" column consist of: (1) for all NEOs, the total of the Company matching contributions made in 2018 on cash deferrals to the Employee Deferred Compensation Plan and 401(k) plan; (2) Company-paid life insurance premiums; (3) DEUs credited in 2018 on unearned PSUs (assuming a 100% performance level) and unvested time-vesting restricted stock or RSUs, whether or not those awards have been deferred; (4) tax gross-up related to the value of a retirement gift and relocation expenses; (5) the value of the retirement gift; and (6) reimbursement of relocation expenses.

The table below shows a breakdown of the total amount shown in the "All Other Compensation" column of the 2018 Summary Compensation Table.

Components of All Other Compensation—2018

Name	Defined Contribution Plan Company Contributions ($)	Life Insurance ($)	Dividends & Dividend Equivalents ($)	Tax Reimburstments	Other	Relocation Expenses ($)	Total ($)
Eric M. Green	11,000	504	31,117	0	0	0	42,621
Bernard J. Birkett	6,981	252	3,360	132,325	0	176,142	319,060
David A. Montecalvo	10,833	385	5,174	0	0	0	16,392
Karen A. Flynn	19,708	484	8,254	0	0	0	28,446
Silji Abraham	13,246	318	2,901	10,185	0	15,990	42,640
William J. Federici	11,000	504	7,253	2,641	3,199	0	24,597

52   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

2018 Grants of Plan-Based Awards Table

The following table provides information on stock options and PSUs granted to our NEOs in 2018.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards (AIP)(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock or	All Other Options Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Options (#)	Awards ($/sh)	Awards ($)(4)
Eric M. Green	2/20/2018	464,625	929,250	1,393,875
	2/20/2018				9,762	19,523	39,046				1,750,042
	2/20/2018							284			26,412
	2/20/2018								87,720	89.64	1,750,014
Bernard J. Birkett	6/21/2018	192,500	385,000	577,500
	6/21/2018				1,549	3,097	6,194				312,549
	6/21/2018							9,908			999,915
	6/21/2018								13,884	100.92	312,529
David A. Montecalvo	2/20/2018	131,625	263,250	394,875
	2/20/2018				2,231	4,462	8,924				399,974
	2/20/2018							77			7,161
	2/20/2018								20,052	89.64	400,037
Karen A. Flynn	2/20/2018	173,250	346,500	519,750
	2/20/2018				1,953	3,905	7,810	0			350,044
	2/20/2018								17,544	89.64	350,003
Silji Abraham	2/26/2018	133,250	266,500	399,750
	2/26/2018				1,160	2,319	4,638				199,991
	2/26/2018							4,638			399,981
	2/26/2018								10,520	86.24	199,985
William J. Federici	2/20/2018	202,875	405,750	608,625
	2/20/2018				1,953	3,905	7,810	0			350,044
	2/20/2018								17,544	89.64	350,003

(1)
These amounts represent the minimum, target and maximum awards under the AIP. The amounts are not reduced to reflect any elections to defer receipt of an executive's cash bonus or bonus shares under any deferred compensation plan.
(2)
These amounts represent PSUs that may vest depending on attainment of performance targets over a three-year performance period. The amounts in this column are not reduced to reflect any elections to defer receipt of an executive's PSUs under any deferred compensation plan.
(3)
The RSUs listed in this column represent incentive shares vesting 100% after four years for Mr. Green and Mr. Montecalvo and retention RSU awards for Mr. Birkett and Mr. Abraham. Mr. Birkett's RSU vests 25% annually starting on first anniversary of award, while Mr. Abraham's award vested one-third annually starting on first anniversary of award. The grant date of the incentive shares was February 20, 2018, when the grant date fair value was $89.64 per share.
(4)
This column consists of the fair value of options and stock awards granted during 2018. The per-option grant date fair value (under FASB ASC Topic 718) was $19.95 for all options and $89.64 per share for all PSUs granted on February 20, 2018. For the assumptions made in determining grant date fair values, refer to Note 13 to the consolidated financial statements included in our 2018 Annual Report.

2019 Annual Meeting and Proxy Statement   |   53

     COMPENSATION TABLES

Outstanding Equity Awards at Year-End 2018

The following table contains information on the current holdings of stock options, unearned PSUs, RSUs and restricted stock held by our NEOs on December 31, 2018.

	Option Awards(1)					Stock Awards

						Restricted Stock/RSUs(2)		Bonus Incentive Awards(3)		PSUs(4)—Equity Incentive Plan Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options UnExercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Bonus Incentive Shares or Units That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)
Eric M. Green(5)						13,394	1,312,984	1,039	101,853	54,799	5,371,987
Hire Grant 1	4/24/2015	93,897	70,423	57.38	4/24/2025
Hire Grant 2	4/24/2015	53,996	0	57.38	4/24/2025
Hire Grant 3	4/24/2015	59,862	19,954	57.38	4/24/2025
	2/23/2016	43,366	43,366	59.64	2/23/2026
	2/21/2017	20,904	62,712	83.47	2/21/2027
	2/20/2018	0	87,720	89.64	2/20/2028
Bernard J. Birkett(6)						9,934	973,841	0	0	3,105	304,399
	6/21/2018	0	13,884	100.92	6/21/2028
David A. Montecalvo(7)						1,411	138,365	102	9,999	9,021	884,282
	9/26/2016	5,396	5,396	71.79	9/26/2026
	2/21/2017	2,786	8,358	83.47	2/21/2027
	2/20/2018	0	20,052	89.64	2/20/2028
Karen A. Flynn						0	0	179	17,547	15,938	1,562,405
	7/24/2012	20,982	0	25.15	7/24/2022
	2/19/2013	26,338	0	29.56	2/19/2023
	2/24/2014	14,465	0	47.34	2/24/2024
	9/29/2014	15,528	0	44.95	9/29/2024
	2/23/2015	22,080	7,360	54.14	2/23/2025
	10/20/2015	1,875	625	55.42	10/20/2025
	2/23/2016	15,178	15,178	59.64	2/23/2026
	2/21/2017	4,878	14,634	83.47	2/21/2027
	2/21/2017	2,089	6,267	83.47	2/21/2027
	2/20/2018	0	17,544	89.64	2/20/2028
Silji Abraham(8)						4,658	456,597	0	0	2,329	228,299
	2/26/2018	0	10,520	86.24	2/26/2028
William J. Federici						0	0	0	0	14,122	1,384,394
	2/22/2011	68,494	0	20.43	2/22/2021
	2/21/2012	81,968	0	21.22	2/21/2022
	2/19/2013	57,068	0	29.56	2/19/2023
	3/26/2013	4,036	0	32.19	3/26/2023
	2/24/2014	33,751	0	47.34	2/24/2024
	2/23/2015	25,761	8,587	54.14	2/23/2025
	2/23/2016	15,178	15,178	59.64	2/23/2026
	2/21/2017	4,878	14,634	83.47	2/21/2027
	2/20/2018	0	17,544	89.64	2/20/2028

(1)
All options are exercisable in 25% annual increments beginning one year from the grant date, except as noted in footnote 5 for Mr. Green and footnote 7 for Mr. Montecalvo.

(2)
Retention restricted stock or RSUs granted to Mr. Green, Mr. Birkett, Mr. Montecalvo and Mr. Abraham upon hire. Mr. Birkett's award vests 25% per year starting on first anniversary of grant. Vesting of awards for Mr. Green, Mr. Montecalvo and Mr. Abraham are discussed in footnotes 5, 6, 7 and 8 respectively. All RSUs granted also earn DEUs, which are subject to the same vesting schedule as the underlying RSU.

(3)
Bonus Incentive Awards are time-vesting restricted incentive shares granted when an NEO elects to receive a portion of his or her bonus in stock, whether or not the bonus is deferred under the Employee Deferred Compensation Plan. The restricted incentive shares were granted on February 17, 2015 (Ms. Flynn), February 23, 2016 (Mr. Green), February 14, 2017 (Mr. Green and Mr. Montecalvo) and February 20, 2018 (Mr. Green and Mr. Montecalvo) and, in each case, are 100% vested four years from the grant date if the bonus share to which the incentive share relates has not been sold and the employee has not terminated employment. The incentive shares will also vest 25% per year upon retirement, but no NEO who currently has outstanding incentive shares is yet eligible to retire. Unvested incentive shares are forfeited on employment termination. Dividends are paid on all unvested restricted shares and reinvested as additional stock subject to the same vesting requirements as the underlying shares. The market value of all restricted shares and RSUs is based on the closing price of our common stock on December 31, 2018 of $98.03.

54   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

(4)
Except as noted for Mr. Green, Mr. Birkett, Mr. Montecalvo and Mr. Abraham, who received some PSUs on their hire dates, these PSUs were awarded on February 23, 2016, February 21, 2017 and February 20, 2018 and each covers a three-year performance period. PSUs were granted on their respective hire dates to Mr. Green, Mr. Birkett, Mr. Montecalvo and Mr. Abraham. This table includes as outstanding the 2016-18 PSUs awards that were distributed in February 2019, because the performance is not actually determined and certified by the Committee until the first quarter of 2019. The 2017 and 2018 awards will be earned (if at all) on December 31, 2019 and December 31, 2020, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient's continued employment through those dates. As required by the SEC's disclosure rules, because the performance for the most recently completed fiscal year was less than 100%, the number of PSUs shown assumes that a target payout of 100% will be achieved for all three awards. Fair market value of the unearned PSUs is based on the closing price of our common stock on December 31, 2018 of $98.03. The amounts are not reduced to reflect any elections to defer receipt under the Employee Deferred Compensation Plan.

(5)
The options denoted as Hire Grant 1 for Mr. Green in the table above and 30,499 of the shares of restricted stock granted to Mr. Green vested 57.1% on April 24, 2018. The remaining 42.9% of these retention options and shares will vest on April 24, 2020, but would be forfeited if employment is terminated for any reason other than death or disability before that date. The options denoted as Hire Grant 2 for Mr. Green were 25% vested upon the grant date and the remaining options will vest in 25% increments on February 24th of each following year. The options denoted as Hire Grant 3 for Mr. Green will vest in 25% increments on February 23rd of each year following grant. These option vesting schedules are consistent with the schedules for active employees as of February 2014 and 2015, for each respective option. All other option grants are subject to the vesting schedules set forth in footnote 1 above.

(6)
The RSUs granted to Mr. Birkett will vest 25% on the anniversary of the grant provided that he remains employed by the Company, terminates with "good reason," is terminated without "cause" by the Company, dies or becomes disabled. The options awarded upon hire will vest in 25% increments on the anniversary of the grant.

(7)
The RSUs granted to Mr. Montecalvo on his hire date will vest 100% on September 26, 2021 provided that he remains employed by the Company, terminates with "good reason," is terminated without "cause" by the Company, dies or becomes disabled. The options denoted as Hire Grant for Mr. Montecalvo vest in 25% increments on February 23rd of each year following the grant date. These option vesting schedules are consistent with the schedules for active employees as of February 2016. All other grants are subject to the vesting schedules set forth in footnotes 1 and 3 above.

(8)
The RSUs granted to Mr. Abraham will vest one-third on the anniversary of the grant provided that he remains employed by the Company, terminates with "good reason," is terminated without "cause" by the Company, dies or becomes disabled. The options awarded upon hire will vest in 25% increments on the anniversary of the grant.

2019 Annual Meeting and Proxy Statement   |   55

     COMPENSATION TABLES

2018 Option Exercises and Stock Vested Table

The following table provides information about the value realized by our NEOs on the exercise of stock options and vesting of stock awards and units during 2018. Mr. Birkett, Mr. Montecalvo and Mr. Abraham did not exercise any options or have any stock vest in 2018.

2018 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Eric M. Green	0	0	27,774	2,987,457
Karen A. Flynn	20,458	1,900,544	5,461	507,873
William J. Federici	127,662	9,352,464	6,372	592,596

(1)
The value realized is equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of options exercised.
(2)
This column includes PSUs that were awarded in 2015 and earned in 2017, and paid in 2018, whether or not either award was deferred under the Employee Deferred Compensation Plan and the partial vesting of Mr. Green's retention RSU award. For RSUs and PSUs, the total includes additional shares awarded pursuant to DEUs, which are credited on unvested PSUs over the three-year vesting period at a rate that assumes the participant will earn the target award. For PSUs, at the time of the payout, the credited DEUs are then increased or decreased based on the payout factor earned for the applicable three-year performance period. Because the payout factor earned for the 2015-17 performance period was 49.39%, the number of DEUs accrued over that period was multiplied by 49.39%. The following table shows the PSU payouts that vested, and the number of additional shares distributed due to DEUs.
(3)
The value of the PSUs was determined by multiplying the number of vested units by $102.51, the fair market value of our common stock on the payout date, February 19, 2019.

2015-17 PSU and 2018 RSU Vesting

Name	PSUs Earned	Dividends Equivalents Paid on PSU Payouts	RSUs Earned	Dividends Equivalents Earned
Eric M. Green	14,309	260	9,850	179
Karen A. Flynn	5,353	108	0	0
William J. Federici	6,245	127	0	0

56   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

2018 Pension Benefits

Qualified Retirement Plan

Until December 31, 2006, we maintained a final average pay defined benefit pension plan, which calculated retirement benefits for all salaried participants as a percentage of average annual earnings. Effective January 1, 2007, each participant's accrued benefit under the Retirement Plan's pension formula was frozen, and the pension benefits related to service on or after January 1, 2007 for all existing and new participants are expressed as a "cash balance" type formula. Under the cash balance approach, an allocation is made at the end of each calendar year (or on employment termination, if earlier) to a participant's hypothetical cash balance account. The allocation is determined by the age of the participant and the percentage of annual compensation for that age band pursuant to the basic cash balance formula.

For participants who have attained minimum age and service requirements, an additional annual allocation is made to their accounts to replace all or part of the benefit for participants who were participating in the Retirement Plan on December 31, 2006 ("transition benefit"). The transition benefit percentage ceased on December 31, 2018. The transition benefit was applicable only to employees who were actively employed on December 31, 2006 and the allocation percentage was based on the age of the participant on that date. The transition benefit for Mr. Federici was 8.0%. All other continuing NEOs were not eligible to receive the transition benefit because they were not employed on December 31, 2006.

Each year, the balance in the hypothetical account will be credited with interest at a rate equal to the average 30-Year Treasury Bond Rate for November of the year prior to the year the interest is credited or 3.3%, if greater.

In general, the compensation used for determining a participant's benefits under the retirement plan consists of base salary, overtime, annual incentive awards (paid in cash or stock) and other cash remuneration, plus a participant's contributions to our 401(k) plan.

We froze pay and transition credits to the Retirement Plan as of December 31, 2018. Only interest credits will continue to accrue on previously accrued benefits for eligible participants on January 1, 2019 and beyond. No employees hired on or after January 1, 2017 are eligible for the Retirement Plan. In lieu of the Retirement Plan benefits, we have made enhancements to our 401(k) plan, including a non-elective contribution, which is currently 3% of a participant's compensation, subject to applicable Code limits.

Normal retirement age under the Retirement Plan is 65. Participants with ten years of service may retire and commence payment of their frozen benefits upon reaching age 55, with reduced benefits based on their age at the retirement date. A participant may begin distribution of his or her cash balance benefits on employment termination, without regard to age or years of service, but will forego future interest credits.

The benefit that each participant will receive at retirement will be the sum of the accrued benefit under the old pension formula as of December 31, 2006, plus the amount allocated to the participant's cash-balance account. A participant vests in his or her combined benefit upon completing three years of service.

Supplemental Executive Retirement Plan

2018 IRS requirements limit the compensation that can be used to calculate a participant's benefit under a qualified retirement plan to $275,000 and the annual benefit is limited to $220,000. The SERP benefits are substantially equal to the difference between the total benefit accrued under the Retirement Plan and the amount of benefit the Retirement Plan is permitted to provide under the statutory limits on benefits and earnings. The benefits are unfunded and paid out of our general assets. SERP benefits (other than interest credit accruals) froze in a similar manner to the freeze to the Retirement Plan in January 2019.

The SERP provides for benefits accrued on or after January 1, 2005 to be payable in a lump sum on the date that is six months following termination of employment. Benefits accrued before that date are payable at the same time and in the same form as under the Retirement Plan. SERP benefits may be reduced to reflect early commencement of benefits before age 65. The SERP was closed to new entrants effective January 1, 2017.

2019 Annual Meeting and Proxy Statement   |   57

     COMPENSATION TABLES

 2018 Pension Benefits Table

The following table shows the present value of accumulated pension benefits that each U.S.-based NEO is eligible to receive under our Retirement Plan and the SERP. Mr. Birkett and Mr. Abraham are not eligible for and did not accrue benefits under the Retirement Plan or SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Eric M. Green	Retirement Plan	3	$53,523	$—
	SERP	3	$220,107	$—

			$273,630	$—
				$—
David A. Montecalvo	Retirement Plan	2	$45,448	$—
	SERP	2	$25,816	$—

			$71,264	$—
				$—
Karen A. Flynn	Retirement Plan	33	$442,545	$—
	SERP	33	$173,699	$—

			$616,244	$—
William J. Federici	Retirement Plan	15	$619,928	$—
	SERP	15	$1,290,491	$—

			$1,910,419	$—

(1)
Equals the number of full years of credited service as of December 31, 2018. Credited service generally begins with a participant's hire date and ends with the date of employment termination.

(2)
These present values assume that each NEO retires at age 65 for purposes of the Retirement Plan and the SERP. The assumed cash balance crediting rate is 3.30% in the Retirement Plan and the SERP. The discount rate and post-retirement mortality assumptions used in estimating the present values of each NEO's accumulated pension benefit vary by plan, as provided in the table below.

Plan	Rate	Post-retirement Mortality Assumption
Retirement Plan	4.30%	70% of the present value is calculated using a 50% male and 50% female blended RP-2014 annuitant mortality table without collar adjustment (removing MP-2015 improvement projections from 2006-2014) and applying Scale MP-2018 mortality improvements from 2006 on a generational basis, 30% of the present value is calculated using the RP-2014 gender specific annuitant mortality tables without collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale MP-2018 mortality improvements from 2006 on a generational basis.

Plan	Rate	Post-retirement Mortality Assumption
SERP	3.55%	50% male and 50% female blended RP-2014 annuitant mortality table without collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale BB 2-Dimensional mortality improvements from 2006 on a generational basis.

Actual benefit present values will vary from these estimates depending on many factors, including an executive's actual retirement age, future-credited years of service, form of payment election, applicable interest rates and regulatory changes.

58   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

2018 Nonqualified Deferred Compensation

The Employee Deferred Compensation Plan allows highly compensated employees to defer up to 100% of salary and cash bonus. Deferred cash contributions may be invested in a selection of investment options that mirror the funds available under our 401(k) plan.

With respect to employee contributions made before 2019, we matched them at the rate of 100% of the first 3% of salary deferrals, plus 50% of the next 2%, and employer matching contributions are 100% vested. Matching contributions ceased effective January 1, 2019. A non-elective contribution is also made on behalf of participants who exceed the applicable Code limits. Before 2019, participants were eligible to defer payout of annual bonus shares. We contributed one restricted incentive share for each four bonus shares deferred. PSUs remain eligible for deferral.

Incentive shares will vest on the fourth anniversary of the date of contribution or will vest pro rata on retirement, death or disability, if earlier. During the time these awards are deferred, they are deemed invested in our common stock and receive additional credits for DEUs. All deferred stock awards are distributed in shares of common stock.

Amounts deferred in any year, except for matching contributions on cash contributions, will be distributed automatically in a lump sum five years after the year of deferral. A participant may choose to defer these amounts to another date or until termination. Matching contributions are only distributed on termination. Participants may elect to receive distributions on termination in a cash or stock lump sum or up to ten annual installments.

Information regarding NEO's account balances in the Employee Deferred Compensation Plan is below. Mr. Birkett, Mr. Montecalvo and Mr. Abraham did not participate in this plan in 2018.

2018 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Eric M. Green	0	0	4,826	0	160,337
David A. Montecalvo	0	0	8,783	0	65,975
Karen A. Flynn	95,111	8,708	18,516	44,595	967,747
William J. Federici	0	0	27,469	0	2,339,903

(1)
The amounts reported in this column are reflected in this year's Salary column of the Summary Compensation Table.

(2)
The amount in this column represents salary deferral matching contributions.

(3)
These amounts reflect the net gains attributable to the investment funds in which the executives have chosen to invest and for deferred shares of stock contributed to the Employee Deferred Compensation Plan, net of any distributions or transfers.

(4)
The total balance includes amounts contributed for prior years which have all been previously reported in the Summary Compensation Table for the year those amounts were deferred.

Payments on Disability

Each current NEO has long-term disability coverage, which is available to all eligible U.S. employees. The coverage provides full salary continuation for six months and thereafter up to 60% of pay with a $25,000 monthly limit. Eligible U.S. employees will earn cash balance pay credits until 2019. Employees who are vested in our Retirement Plan also receive continued medical coverage while on disability. Deferred compensation is payable according to the executive's election. Outstanding unvested stock options granted annually under our LTIP would be forfeited and outstanding vested stock options would be exercisable for the term of the option. Outstanding PSUs and unvested incentive shares would be forfeited when an employee becomes disabled. Lastly, the special retention stock, RSUs and options granted upon hire to Mr. Green, Mr. Birkett, Mr. Abraham and Mr. Montecalvo will vest upon disability.

2019 Annual Meeting and Proxy Statement   |   59

     COMPENSATION TABLES

Payments on Death

Each current U.S.-based NEO has group life insurance benefits that are available to all eligible U.S. employees. The benefit is equal to one times pay with a maximum limit of $500,000, plus any supplemental life insurance elected and paid for by the NEO. Deferred compensation is payable according to the executive's election on file. Outstanding unvested stock options granted annually under our LTIP, PSUs and incentive shares would be forfeited and outstanding vested stock options would become exercisable for the term of the option.

The special retention stock, RSUs and / or options granted to Mr. Green, Mr. Montecalvo, Mr. Birkett and Mr. Abraham upon hire will also vest upon death.

Estimated Payments Following Termination

We have an agreement with Mr. Green that entitles him to severance benefits on certain types of employment terminations not related to a CIC. All other NEOs are not covered by an employment agreement or a general severance plan and any severance benefits payable to them under similar circumstances would be determined by the Committee in its sole discretion.

Mr. Green

Mr. Green has an employment agreement that entitles him to continuation of his salary and welfare benefits at active employee rates for a period of 12 months, if he is terminated involuntarily other than for "Cause" or the Company gives notice to Mr. Green that it will not renew the term of his employment under the agreement. Mr. Green's employment agreement does not entitle him to severance payments or continued benefits if his employment is terminated for Cause or because of his death or disability (except as described above).

The restricted stock and stock options that Mr. Green received as an enticement award (but not any other restricted stock or stock options granted) will vest: (1) in the event of his termination other than for Cause, or (2) due to Good Reason.

"Cause" means any willful failure by Mr. Green to perform his duties or responsibilities or comply with any valid and legal directives of the Board; act of fraud; embezzlement; theft or misappropriation of the funds of the Company by Mr. Green; or Mr. Green's admission to or conviction of a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation; Mr. Green's engagement in dishonesty, illegal conduct or misconduct that is materially injurious to the Company; Mr. Green's breach of any material obligation of any written agreement with the Company; or a material violation of a rule, policy, regulation or guideline imposed by the Company or a regulatory body.

"Good Reason" means a material diminution in Mr. Green's base salary; a material reduction in Mr. Green's duties, authority or responsibilities; or the relocation of Mr. Green's principal place of employment in a manner that lengthens his one-way commuting distance by fifty (50) or more miles.

The obligation to pay severance pay is contingent on execution of a release and other customary provisions, including compliance with non-competition, non-solicitation and confidentiality obligations contained in the agreement.

Other NEOs

The RSUs that Mr. Montecalvo, Mr. Birkett and Mr. Abraham received as retention awards will vest: (1) in the event of termination other than for Cause or (2) due to Good Reason. The definitions of "Cause" and "Good Reason" are substantially the same as those that apply to Mr. Green.

60   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

Estimated Additional Severance Payments Table

The table below reflects amounts that eligible executives would receive on termination of employment for certain reasons, other than following a CIC. No NEO will receive any enhanced benefit because of a termination for cause. The amounts do not include amounts payable through a plan or arrangement that is generally applicable to all salaried employees, including equity acceleration values to the extent they apply to all LTIP participants.

Name	Event	Cash Severance	Continuation of Welfare Benefits(1)	Vesting of Unvested Equity	Total
Eric M. Green	Involuntary (no Cause) or Good Reason	$885,000	$16,080	$12,001,883	$12,902,963
	Death or Disability	0	0	12,001,883	12,001,883
Bernard J. Birkett	Involuntary (no Cause), Good Reason, Death or Disability	0	0	1,318,365	1,318,365
David A. Montecalvo	Involuntary (no Cause), Good Reason, Death or Disability	0	0	1,246,470	1,246,470
Karen A. Flynn	Involuntary (no Cause), Good Reason, Death or Disability	0	0	2,361,431	2,361,431
Silji Abraham	Involuntary (no Cause), Good Reason, Death or Disability	0	0	808,927	808,927

(1)
This amount reflects the current premium incremental cost to us for continuation of elected benefits to the extent required under Mr. Green's agreement.

Payments on Termination in Connection with a Change-in-Control

We have entered into agreements with each of our U.S.-based NEOs, as well as certain other of our officers, which provide the benefits described below on qualifying terminations of employment in connection with or within two years following a CIC.

All currently employed NEOs except Mr. Green have CIC Agreements that are substantially similar and include the following:

  •
  Cash severance pay equal to two times the sum of the executive's highest annual base salary in effect during the year of termination and their target bonus immediately preceding the CIC.

  •
  Immediate vesting of any unvested benefits and matching contributions under our 401(k) plan and the Employee Deferred Compensation Plan as of the termination of the executive's employment.

  •
  Payment of short-term incentive compensation with respect to the period during which the termination occurs at target levels, prorated for number of days worked in the year.

  •
  Immediate vesting of all unvested stock options, stock appreciation rights ("SARs"), shares of stock, stock units and other equity-based awards at target levels.

  •
  Continued medical, dental, life and other benefits for 24 months after termination of the executive's employment, or until his or her retirement or eligibility for similar benefits with a new employer.

  •
  Payments will be reduced below the applicable threshold in the Code if the NEO would be in a better after-tax position than if the excise tax under Section 4999 of the Code applied. Based on assumptions described below, Mr. Green, and Ms. Flynn would have their payouts exceed the golden parachute threshold under the Code. However, only Ms. Flynn would have her payments cutback in that scenario because she would be in a better after-tax position than receiving the full amount.

  •
  Outplacement assistance up to $50,000.

The severance payments are payable in monthly installments and if the executive is a key employee at the time of his termination, payments will be delayed six months to the extent required by applicable tax law.

Employment terminations that entitle these executives to receive the severance benefits under a CIC consist of: (1) resignation following a constructive termination of his employment; or (2) employment termination other than due to death, disability, continuous willful misconduct or normal retirement. These terminations must occur within two years after a CIC.

2019 Annual Meeting and Proxy Statement   |   61

     COMPENSATION TABLES

To receive the severance benefits under the agreement, an executive must agree not to be employed by any of our competitors or compete with us in any part of the United States for up to two years following employment termination for any reason and execute a release of claims in favor of the Company.

Mr. Green has a separate employment agreement, with change-in-control provisions that are substantially similar to the provisions contained in the other NEO agreements except for the following:

  •
  His payment is two times the sum of his annual base salary plus average of his bonus over the prior three years.

  •
  36-months of benefit continuation instead of 24 months.

  •
  Mr. Green's benefits may be reduced in the event he retires.

  •
  His agreement does not contain specific language regarding the satisfaction of performance goals for incentive compensation, or a payout of the short-term incentive compensation for the year of termination.

  •
  The definition of a CIC set forth below requires a change in two-thirds of our Board members rather than three-fourths.

  •
  The definition of "Cause" and "Constructive Termination," which is called "Good Reason," are slightly different and set forth in his employment agreement, which is described under Post-Employment Compensation Arrangements on page 47.
Definitions used in the CIC Agreements

The definitions below apply to all agreements, except as specifically noted above for Mr. Green above.

Definition of "Change-in-Control." For each agreement, a CIC includes any of the following:

  •
  Any person or entity other than us, any of our current directors or officers or a trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

  •
  An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock;

  •
  A change in the majority of our Board of Directors over a two-year period that is not approved by at least 2/3 of the directors then in office who were directors at the beginning of the period;

  •
  Any event requiring a reporting of a CIC pursuant to the regulations under SEC Form 8-K; or,

  •
  Execution of an agreement with us, which if consummated, would result in any of the above events.

Definition of "Cause." Cause generally includes:

  •
  Acts of dishonesty;

  •
  Repeated failure to perform duties which are demonstrably and deliberate and not remedied after receipt of notice;

  •
  Conviction of a felony; or,

  •
  Intentional breach of our COBC, which is materially and demonstrably injurious to the Company.

Definition of "Constructive Termination." A "Constructive Termination" generally includes any of the following actions taken by the Company without the executive's written consent following a CIC:

  •
  Significantly reducing or diminishing the nature or scope of the executive's authority or duties including reporting to someone whose scope of authority is diminished;

  •
  Materially reducing the executive's annual salary or incentive compensation opportunities;

  •
  Failure of a successor to assume the agreement;

  •
  Changing the executive's principal office location by more than 50 miles;

  •
  Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar to the benefits provided as of the date of the agreement; or

  •
  Failing to obtain a satisfactory agreement from any successor to us to assume and agree to perform the obligations under the agreement.

62   |   2019 Annual Meeting and Proxy Statement

COMPENSATION TABLES

Estimated Benefits on Termination Following a Change-in-Control

The following table shows potential payments to our NEOs if their employment terminates following a CIC under existing contracts, agreements, plans or arrangements. The amounts assume a December 31, 2018 termination date and use the closing price of our common stock as of that date, $98.03. Based on current assumptions, Mr. Montecalvo's benefit amount would be reduced $475,222 to put him in a better after-tax position than he would have been in had he received the full payout and paid the applicable golden parachute excise tax. All the values in the table are in U.S. Dollars. As Mr. Federici has terminated employment with the Company, and no payments could be made under his CIC agreement, he is not included in the table below.

Name	Aggregate Severance Pay(1)	PSU Acceleration(2)	Vesting of Restricted Stock RSUs(3)	Vesting of Stock Options(4)	Parachute Exercise Tax Impact(5)	Welfare Benefits Continuation(6)	Outplacement Assistance(7)	Total
Eric M. Green	$3,171,095	$3,701,221	$1,312,984	$6,987,703	—	$50,899	$50,000	$15,273,902
Bernard J. Birkett	1,870,000	304,383	973,841	0	—	51,072	50,000	3,249,296
David A. Montecalvo	1,336,500	676,603	138,365	431,520	$(475,222)	50,619	50,000	2,208,385
Karen A. Flynn	1,683,000	977,653	0	1,383,858	—	50,852	50,000	4,145,363
Silji Abraham	1,353,000	228,312	456,597	124,030	—	750	50,000	2,212,689

(1)
For Mr. Green the aggregate severance pay amount represents two times the sum of the executive's (a) highest annual base salary in effect during his year of termination, and (b) the average of his bonus payout in the three years preceding the CIC (the "Severance Basis"). For Mr. Birkett, Mr. Abraham, Ms. Flynn, and Mr. Montecalvo, the bonus component of the Severance Basis is equal to their target bonus in the year of termination, and the aggregate severance pay is two times the Severance Basis.
(2)
This amount represents the payout of all outstanding PSU awards on a change-in-control at the target payout.
(3)
This amount represents the value of all unvested restricted awards, which would become vested on a change-in-control (whether or not the awards were deferred).
(4)
This amount is the intrinsic value, which is equal to the fair market value of a share of stock on December 31, 2018 minus the per-share exercise price of all unvested stock options for each executive multiplied by the number of unvested options as of December 31, 2018.
(5)
These amounts represent the impact of the modified cutback provisions in each executive's CIC Agreement, if applicable.
(6)
This amount represents the employer portion of the premiums for medical, dental and life insurance coverage for 24 months.
(7)
This amount estimates the cost of providing outplacement assistance.

CEO Pay Ratio

Applicable SEC rules require the disclosure of our median employee's pay and the ratio of that pay to our CEO's pay. Mr. Green's 2018 pay, as indicated in our 2018 Summary Compensation Table was $5,378,813 and our median employee's pay calculated in the same manner was $39,392. The ratio of Mr. Green's pay to our median worker's pay as determined under applicable SEC rules, therefore, is 137:1.

In determining our median employee, we used "base pay" as our compensation definition, which we then calculated as annual base pay based on a reasonable estimate of hours worked during 2018 for hourly workers, and upon salary levels for the remaining employees. We did not utilize cost-of-living adjustments. We annualized pay for those who commenced work during 2018. We used a valid statistical sampling methodology to identify the base pay for the median worker. In addition, in selecting the median worker, we used our global employment roster as of November 30, 2018, but excluded all employees in the following countries (with the number of employees excluded in parentheses): Australia (4), Argentina (6), Colombia (6), Italy (8), Spain (6), India (79), Israel (120), and Puerto Rico (178). As of November 30, 2018, total number of employees was 7,881, with U.S. employees totaling 3,421 and foreign employees totaling 4,460.

Our CEO pay ratio and the underlying compensation and employee count data are reasonable estimates calculated consistent with applicable SEC guidance governing use of estimates, adjustments, and statistical sampling permitted by the SEC.

2019 Annual Meeting and Proxy Statement   |   63

     PROPOSAL 2

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

At our 2018 Annual Meeting, our advisory vote on executive pay was approved by 96.6% of the votes cast. The Board of Directors and its Compensation Committee believed this to be a confirmation that our executive pay accurately and appropriately rewards performance. Previously, a majority of our shareholders approved holding an advisory vote on executive compensation annually. Therefore, we are seeking an advisory vote approving executive compensation this year.

As described more fully in the "Compensation Discussion and Analysis" section, our executive compensation program is designed to provide competitive executive pay opportunities tied to our short-term and long-term success and attract, motivate and retain the type of executive leadership that will help us achieve our strategic goals. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders' interests and current market practices.

This vote is advisory and not binding on the Company, the Board and the Compensation Committee. However, the Board and the Compensation Committee are interested in the opinions expressed by our shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the NEOs. We encourage shareholders to review the Compensation Discussion and Analysis section of this Proxy Statement, for details regarding our executive compensation program.

Accordingly, the following resolution will be submitted for a shareholder vote at the 2019 Annual Meeting:

    "RESOLVED, That the shareholders of West Pharmaceutical Services, Inc. (the 'Company') approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures."

The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the Company's
Named Executive Officer compensation, as stated in the above resolution.

64   |   2019 Annual Meeting and Proxy Statement

INDEPENDENT AUDITORS AND FEES

Independent Auditors and Fees
Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for audit and other services provided by PwC for 2018 and 2017. All the services described in the following fee table were approved in conformity with the Audit Committee's pre-approval process, and the de minimis exception discussed below.

Type of Fees	2018	2017
Audit Fees	$2,459,651	$2,127,000
Audit-Related Fees	67,116	196,799
Tax Fees	105,240	150,404
All Other Fees	9,500	9,500

Total	$2,641,507	$2,483,703

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent registered public accounting firm. As part of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, subject to de minimis exceptions for non-audit services set forth in the applicable rules of the SEC. Prior to engagement for the next year's audit, Management will submit to the Audit Committee a list of services and related fees expected to be rendered by the independent registered public accounting firm during that year for pre-approval by the Committee. Those services must fall within one of the four following categories:

Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and assistance in responding to SEC comment letters.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures, financial statement audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm's tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.

All Other Fees are fees for those services not captured in any of the above three categories. The percentage of fees in this category that were approved by the Audit Committee under the de minimis exception was less than 1% of the total fees for 2018.

2019 Annual Meeting and Proxy Statement   |   65

     AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee reviewed the Company's financial-reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. PwC, the Company's independent registered public accounting firm for 2019, is responsible for expressing its opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

The Audit Committee has reviewed and discussed with Management and PwC the audited financial statements for the year ended December 31, 2018, Management's assessment of the effectiveness of the Company's internal control over financial reporting and PwC's evaluation of the Company's internal control over financial reporting.

The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol. I AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC has provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence and the Committee has discussed with PwC that firm's independence from the Company.

The Audit Committee also considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its Management. Based on the considerations and discussions referred to above, the current members of the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2018 be included in the Company's 2018 Annual Report on Form 10-K.

Current Audit Committee
Thomas W. Hofmann, Chair William F. Feehery Deborah L. V. Keller Douglas A. Michels
Prepared in consultation with and upon review by members of the Audit Committee from January 1, 2018 to February 19, 2019
Mark A. Buthman Paolo Pucci

66   |   2019 Annual Meeting and Proxy Statement

PROPOSAL 3

Proposal 3 — Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for 2019

The Audit Committee is responsible for the appointment, compensation, retention, evaluation and oversight of the Company's independent registered public accounting firm. This Committee annually evaluates the independent registered public accounting firm's qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

As part of this review, the Audit Committee reviews PwC's capabilities and costs. Based on this review, the Audit Committee has determined that PwC has performed well, in a cost-effective manner, has a long-standing institutional memory, acts independently of Management, and provides critical input to the Audit Committee. Therefore, the Audit Committee has appointed PwC as our independent registered public accounting firm for 2019. Although shareholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of PwC for ratification to obtain the views of shareholders and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain PwC. Representatives of PwC will be present at the 2019 Annual Meeting to answer questions and will have the opportunity to make a statement if they desire.

The Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

2019 Annual Meeting and Proxy Statement   |   67

     VOTING AND OTHER INFORMATION

Voting and Other Information

Shareholders Entitled to Vote

All shareholders of record of our common stock, par value $.25 per share, at the close of business on March 12, 2019, are entitled to receive the Notice and to vote their shares at the meeting. As of that date, 73,737,479 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

How You Can Vote

If you are a registered shareholder, you may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

  •
  Logging on to www.ProxyVote.com

  •
  Mailing your signed proxy card or voting instruction card to the address provided

  •
  Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903

If you hold shares of the Company in "Street name," please follow the voting instructions of the financial institution at which you have an account holding shares of the Company.

Deadline for Voting.    Mailed proxy and voting instruction cards must be received before the meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. The deadline for voting by telephone or www.proxyvote.com is 11:59 PM Eastern Time on May 6, 2019.

How Your Shares Will Be Voted

In each case, for registered shareholders, your shares will be voted as you instruct. If you return a signed proxy card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date. Attendance at the meeting will not by itself revoke a previously granted proxy. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in "Street name." Please refer to "Broker Voting and Votes Required" below to determine how these shares will be counted for each proposal.

Plan Participants.    Any shares you may hold in the West Pharmaceutical Services, Inc. 401(k) Plan or the West Contract Manufacturing Savings and Retirement Plan have been added to your other holdings on your proxy card.

Your completed proxy card serves as voting instructions to the trustee of those plans. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, phone or mail, all as described on the enclosed proxy card.

If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it received timely voting instructions.

Broker Voting and Votes Required

For holders in "Street Name," the Notice would have been made available to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available to you or by following their instructions for voting on the Internet. A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Although there is no controlling precedent under Pennsylvania law

68   |   2019 Annual Meeting and Proxy Statement

VOTING AND OTHER INFORMATION

regarding the treatment of broker non-votes in certain circumstances, we intend to apply the principles outlined in the table below:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 – Election of Directors	As this is an uncontested election, the number of votes for a director must exceed the number of votes against a director	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2019	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions and broker non-votes will have the effect of negative votes	Yes

Proxy Solicitation.    We have not retained a proxy solicitation company with respect to the proxy being solicited by this Proxy Statement.

Quorum

We must have a quorum to conduct business at the 2019 Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum.

Electronic Availability of Proxy Statement and Annual Report

We are pleased to be distributing our proxy materials to certain shareholders via the Internet under the "notice and access" approach permitted by the rules of the SEC. This method conserves natural resources and reduces our costs of printing and mailing while providing a convenient way for shareholders to review our materials and vote their shares.

On March 22, 2019, we mailed a "Notice of Internet Availability" to participating shareholders, which contains instructions on how to access the proxy materials on the Internet.

If you would like to receive a printed copy of our proxy materials, we will send you one free of charge. Instructions for requesting such materials are included in the Notice.

This Proxy Statement and our 2018 Annual Report are available at:
http://investor.westpharma.com/financial-information/annual-reports-and-proxy

Mailings to Multiple Shareholders at the Same Address

We have adopted a procedure called "householding" for making the Proxy Statement and the 2018 Annual Report available. Householding means that shareholders who share the same last name and address will receive only one copy of the materials, unless we are notified that one or more of these shareholders wishes to continue receiving additional copies.

We will continue to make a proxy card available to each shareholder of record. If you prefer to receive multiple copies of the proxy materials at the same address, please contact us in writing or by telephone: Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341, (610) 594-3319.

2019 Annual Meeting and Proxy Statement   |   69

     VOTING AND OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

During the last fiscal year, due to administrative processing and delays by the Company, directors Douglas Michels, Deborah Keller and Mark Buthman each filed a single late Form 4 in December 2018. No officers filed any late Forms 4 in 2018.

2018 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2018 are included in our 2018 Annual Report, which we will make available to shareholders at the same time as this Proxy Statement. Our 2018 Annual Report and this Proxy Statement are posted on our website at http://investor.westpharma.com/phoenix.zhtml?c=118197&p=irol-reportsannual and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our 2018 Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

2020 Shareholder Proposals or Nominations

Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at the 2020 Annual Meeting, the proposal must be received by us at our principal executive offices by November 26, 2019 and comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934.

The proposal should be sent to the attention of the Corporate Secretary in writing: West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341; or by telephone: (610) 594-3319.

Our Bylaws set forth procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. Nominations for director nominees or an item of business to be conducted must be submitted in writing to the Corporate Secretary of the Company at our executive offices and should be mailed by certified mail, return receipt requested. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2020 Annual Meeting not less than 90 days prior to the anniversary date of this year's Annual Meeting. If, however, we fail to disclose the date of next year's meeting at least 21 days in advance, we must receive your notice within seven days following the announcement of the meeting (but in no event, later than four days before the meeting date).

The nomination must contain information about the nominees as specified in our Bylaws. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder's ownership of and agreements related to our shares.

Except as otherwise required by law, the Chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws. You may obtain a copy of our Bylaws by contacting our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Other Matters

Management is not aware of any other matters that will be presented at the 2019 Annual Meeting, and our Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us before February 8, 2019. However, if any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

70   |   2019 Annual Meeting and Proxy Statement

Business At a Glance

2018 NET SALES

8%
$1.7B
NET SALES BY
GEOGRAPHIC
LOCATION
48%
44%
Americas
Europe, Middle East, Africa
Asia Pacific

24%
41%
3%
NET SALES BY
PRODUCT
CATEGORY
32%
High-Value Components
Standard Packaging
Delivery Devices
Contract-Manufactured Products

24%
21%
NET SALES BY
MARKET
GROUP
21%
34%
Biologics
Generics
Pharma
Contract-Manufactured Products

COMPANY INFORMATION

>2,000 Customers

Largest Customer: ~7% of Total Sales

7,700 Employees

50 Locations

27 Manufacturing Sites

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 6, 2019 for shares held directly and by 11:59 P.M. Eastern Time on May 2, 2019 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. WEST PHARMACEUTICAL SERVICES, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 6, 2019 for shares held directly and by 11:59 P.M. Eastern Time on May 2, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58257-P19764 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WEST PHARMACEUTICAL SERVICES, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors; Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Mark A. Buthman The Board of Directors recommends you vote FOR proposals 2 and 3. 1b. William F. Feehery For Against Abstain ! ! ! ! ! ! 1c. Eric M. Green 2. Advisory vote to approve named executive officer compensation; and To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019. 1d. Thomas W. Hofmann 3. 1e. Paula A. Johnson NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1f. Deborah L. V. Keller 1g. Myla P. Lai-Goldman 1h. Douglas A. Michels 1i. Paolo Pucci 1j. Patrick J. Zenner Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58258-P19764 WEST PHARMACEUTICAL SERVICES, INC. 530 Herman O. West Drive Exton, Pennsylvania 19341 This proxy is solicited by the Board of Directors The undersigned hereby appoints George L. Miller and Ryan M. Metz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 12, 2019, at the Annual Meeting of Shareholders to be held on May 7, 2019 or any postponement or adjournment thereof. The Annual Meeting of Shareholders will be held at 9:30 AM EDT, on May 7, 2019 at 530 Herman O. West Drive, Exton, Pennsylvania 19341. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3. Continued and to be signed on reverse side